                                                                    EXHIBIT 4.19

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                              REFUNDING AGREEMENT
                               [GPA 1991 AWA-E1]


                         Dated as of November 20, 1996

                                     among

                          AMERICA WEST AIRLINES, INC.,
                                   as Lessee

                            GPA LEASING USA I, INC.,
                            as Original Head Lessee

                                 GPA GROUP plc,
                              as Parent Guarantor

                           WILMINGTON TRUST COMPANY,
                         not in its individual capacity
                      except as expressly provided herein
                          but solely as Owner Trustee

                             FLEET NATIONAL BANK,
                         not in its individual capacity
                      except as expressly provided herein
              but solely as Pass Through Trustee under each of the
                         Pass Through Trust Agreements

                           [______________________],
                              as Owner Participant

                              FLEET NATIONAL BANK,
                             as Subordination Agent

                                      and

                             FLEET NATIONAL BANK,
                         not in its individual capacity
                      except as expressly provided herein
                        but solely as Indenture Trustee


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                        Secured Equipment Notes Covering
             One IAE International Aero Engines AG V2500-A1 Engine
                        Manufacturer's Serial No. V0025
                     Leased by America West Airlines, Inc.

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

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
SECTION 1.  Purchase of Equipment Notes; Refunding  . . . . . . . . . . . .  4

SECTION 2.  Equipment Notes . . . . . . . . . . . . . . . . . . . . . . . .  7

SECTION 3.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . .  7

SECTION 4.  Certain Conditions Precedent to the Obligations of the
             Original Head Lessee and the Parent Guarantor; Certain
             Conditions Precedent to the Obligations of the Lessee;
             Conditions Precedent with respect to the Pass Through Trustee  14

SECTION 5.  Amendment and Restatement of the Original Indenture . . . . . . 17

SECTION 6.  Amendment and Restatement of the Original Lease . . . . . . . . 17

SECTION 7.  Termination of the Participation Agreement; Termination of
             Sublease, etc  . . . . . . . . . . . . . . . . . . . . . . . . 18

SECTION 8.  Representations and Warranties of the Lessee  . . . . . . . . . 18

SECTION 9.  Representations and Warranties  . . . . . . . . . . . . . . . . 22

SECTION 10.  Transfer of Owner Participant's Interest . . . . . . . . . . . 36

SECTION 11.  [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . 38

SECTION 12.  Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . 38

SECTION 13.  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

SECTION 14.  Certain Additional Provisions Relating
             to Original Head Lessee, Parent Guarantor, Trust Company,
             Owner Trustee and Owner Participant  . . . . . . . . . . . . . 41

SECTION 15.  Certain Retained Rights and Releases . . . . . . . . . . . . . 43

SECTION 16.  Certain Additional Obligations of the Lessee,
             the Owner Trustee, the Owner Participant and the Indenture
             Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

SECTION 17.  Lessee Protection of Title . . . . . . . . . . . . . . . . . . 45

                                                                           PAGE
SECTION 18.  Jurisdictional and Related Matters . . . . . . . . . . . . . . 46

SECTION 19.  Limitation on Recourse . . . . . . . . . . . . . . . . . . . . 47

SECTION 20.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

SECTION 21.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

SECTION 22.  Reliance of Liquidity Provider . . . . . . . . . . . . . . . . 48

SECTION 23.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . 48

SECTION 24.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . 50



                                   Schedules

Schedule I     Pass Through Trust Agreements
Schedule II    Equipment Notes, Pass Through Trusts and Purchase Price
Schedule III   Holders of Equipment Notes - Payment Instructions



                                    Exhibits

Exhibit A      Form of Transferee's Parent Guarantee
Exhibit B      Form of Assignment and Assumption Agreement
Exhibit C      List of Countries
Exhibit D      Form of Insurance Broker's Report
Exhibit E      Form of Opinions of Paul, Hastings, Janofsky & Walker LLP and
               Milbank, Tweed, Hadley & McCloy addressed to Parent
               Guarantor
Exhibit F      Form of Opinions of Paul, Hastings, Janofsky & Walker LLP and
               Milbank, Tweed, Hadley & McCloy addressed to Lessee

                              REFUNDING AGREEMENT
                               [GPA 1991 AWA-E1]


          REFUNDING AGREEMENT [GPA 1991 AWA-E1] (this "Agreement"), dated as of November 20, 1996, among (i) AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Lessee"), (ii) GPA LEASING USA I, INC., a Connecticut corporation (the "Original Head Lessee"), (iii) GPA GROUP plc, an Irish public limited company (the "Parent Guarantor"), (iv) [___________________], (the "Owner Participant"), (v) WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Trust Company"), not in its individual capacity except as otherwise expressly provided herein, but solely as owner trustee (the "Owner Trustee") under the Trust Agreement (as defined below), (vi) FLEET NATIONAL BANK, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as pass through trustee (in such capacity, the "Pass Through Trustee") under each of the five separate Pass Through Trust Agreements (as defined below), (vii) FLEET NATIONAL BANK, not in its individual capacity, but solely as subordination agent and trustee (in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), and (viii) FLEET NATIONAL BANK (formerly known as Fleet National Bank of Connecticut, Shawmut Bank Connecticut, National Association, and The Connecticut National Bank), a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as Indenture Trustee (the "Indenture Trustee") under the Indenture (as defined below).

          Except as otherwise defined in this Agreement, the terms used herein in capitalized form shall have the meanings attributed thereto in the Indenture (whether set forth therein or by reference to another document) as if the Restatement Date had occurred.

                              W I T N E S S E T H:

          WHEREAS, the Original Head Lessee, the Parent Guarantor, the Owner Participant, Sanwa International PLC, as Lender (and predecessor in interest to the Mitsubishi Trust and Banking Corporation, New York Branch, and The Hachijuni Bank, Ltd., New York Branch, collectively, the "Lenders"), the Owner Trustee and the Indenture Trustee entered into the Participation Agreement [GPA 1991 AWA-E1], dated as of March 15, 1991 (as amended, supplemented or otherwise modified from time to time, the "Participation Agreement"), providing for the financing of one IAE International Aero Engines AG V2500-A1 Engine (the "Engine");

          WHEREAS, concurrently with the execution and delivery of the Participation Agreement, the Owner Trustee and the Indenture Trustee entered into the Trust Indenture and Security Agreement [GPA 1991 AWA-E1], dated as of September 21, 1990, as supplemented by Trust Indenture Supplement No. 1 dated

September 28, 1990, as amended by Amendment No. 1 to Trust Indenture and Security Agreement dated March 27, 1992, and as further amended by Amendment No. 2 to Trust Indenture and Security Agreement dated as of July 29, 1993 (as so amended, supplemented or otherwise modified to the date hereof, the "Original Indenture"), pursuant to which the Owner Trustee issued loan certificates substantially in the form set forth in Section 2.02 thereof (the "Original Certificates") to the Lenders as evidence of the indebtedness then being made by the Owner Trustee to finance a portion of the purchase of the Engine;

          WHEREAS, concurrently with the execution and delivery of the Participation Agreement, the Owner Trustee and the Original Head Lessee entered into the Engine Lease Agreement [GPA 1991 AWA-E1], dated as of September 21, 1990, as supplemented by Lease Supplement [GPA 1991 AWA-E1] No. 1 dated September 28, 1990 (as so supplemented, the "Original Lease"), whereby, subject to the terms and conditions set forth therein, the Owner Trustee agreed to lease to the Original Head Lessee, and the Original Head Lessee agreed to lease from the Owner Trustee, the Engine commencing on the Delivery Date (as therein defined);

          WHEREAS, concurrently with the execution and delivery of the Participation Agreement, the Parent Guarantor entered into the Parent Head Lease Guaranty [GPA 1991 AWA-E1] dated as of March 15, 1991 (the "Parent Head Lease Guaranty") for the benefit of the Owner Trustee pursuant to which the Parent Guarantor guaranteed all of the obligations of the Original Head Lessee under the Operative Documents (as defined in the Participation Agreement);

          WHEREAS, concurrently with the execution and delivery of the Participation Agreement, the Owner Participant and the Trust Company entered into the Trust Agreement [GPA 1991 AWA-E1], dated as of March 15, 1991, as supplemented by Trust Agreement Supplement [GPA 1991 AWA-E1] No. 1 dated March 27, 1991 (as amended, supplemented or otherwise modified to the date hereof, the "Original Trust Agreement"), pursuant to which the Owner Trustee agreed, among other things, to hold the Trust Estate defined in Section 1.1 thereof for the benefit of the Owner Participant thereunder;

          WHEREAS, concurrently with the execution and delivery of the Participation Agreement, the Owner Participant and the Original Head Lessee entered into the Head Lease Tax Indemnification Agreement [GPA 1991 AWA-E1], dated as of March 15, 1991 (as amended, supplemented or otherwise modified to the date hereof, the "Head Lease TIA");

          WHEREAS, prior to the execution and delivery of the Participation Agreement, the Original Head Lessee in its capacity as sublessor (in such capacity, the "Sublessor") and America West Airlines, Inc. in its capacity as sublessee (in such capacity, the "Sublessee") entered into the Engine Sublease Agreement [GPA 1991 AWA-E1] dated as of December 12, 1990, as supplemented by Sublease Supplement No. 1 [GPA 1991 AWA-E1] dated February 8, 1991 (as amended, supplemented or otherwise modified to the date hereof, the "Sublease"), whereby, subject to the terms and conditions set forth therein, the Sublessor agreed to sublease to the Sublessee, and the Sublessee agreed to sublease from the Sublessor, the Engine commencing on the Delivery Date (as defined therein);

          WHEREAS, concurrently with the execution and delivery of the Original Lease, the Original Head Lessee and the Sublessee entered into the Sublease Tax Indemnification Agreement [GPA 1991 AWA-E1], dated as of March 15, 1991 (as amended, modified or otherwise supplemented to the date hereof, the "Sublease TIA");

          WHEREAS, concurrently with the execution and delivery of the Original Lease, the Sublessor and the Owner Trustee entered into the Assignment of Sublease [GPA 1991 AWA-E1] dated as of March 15, 1991 (as amended, modified or otherwise supplemented to the date hereof, the "Assignment of Sublease");

          WHEREAS, at the Closing (as defined below), the Owner Trustee and the Indenture Trustee will amend and restate the Original Indenture as the First Amended and Restated Trust Indenture and Security Agreement [GPA 1991 AWA-E1], dated as of the Restatement Date, as supplemented by Trust Indenture Supplement No. 2 dated the Restatement Date (the "First Amended and Restated Indenture" and, the First Amended and Restated Indenture as so amended and restated, the "Indenture"), under which Indenture the Owner Trustee will issue secured equipment notes substantially in the form set forth in Section 2.01 thereof (the "Equipment Notes") in five series the proceeds from the issuance and sale of which will be applied in part to the prepayment in full of the Original Certificates;

          WHEREAS, at the Closing, the Owner Trustee, the Original Head Lessee, the Sublessee and the Indenture Trustee will enter into Assumption and Amendment No. 1 and [Sublease] Termination Agreement dated as of the Restatement Date ("Lease Amendment No. 1") containing assignments, modifications and terminations necessary to give effect to the transactions described herein and providing, inter alia, for the amendment and restatement in its entirety of the Original Lease as the Amended and Restated Lease (as so amended and restated, the "Lease");

          WHEREAS, at the Closing, the Owner Participant and the Owner Trustee will enter into Trust Agreement Supplement [GPA 1991 AWA-E1] No. 2 ("Trust Supplement No. 2"), amending the Original Trust Agreement (as so amended and as further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, the "Trust Agreement");

          WHEREAS, at the Closing, the Owner Participant and the Original Head Lessee will enter into the Amended and Restated Head Lease Tax Indemnification Agreement, amending and restating the Head Lease TIA (as so amended and restated, the "Amended and Restated Head Lease TIA") and the Sublessor and the Sublessee will enter into the Amended and Restated Sublease Tax Indemnification Agreement amending and restating the Sublease TIA (as so amended and restated, the "Amended and Restated Sublease TIA");

          WHEREAS, pursuant to the Pass Through Trust Agreement and each of the Pass Through Trust Supplements set forth in Schedule I hereto (collectively, the "Pass Through Trust Agreements"), on the Restatement Date, five separate grantor trusts (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust") will be created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale by each Pass Through Trust of pass through certificates pursuant thereto (collectively, the "Certificates");

          WHEREAS, the proceeds from the issuance and sale of the Certificates by each Pass Through Trust will be applied by the Pass Through Trustee at the Closing to purchase from the Owner Trustee, on behalf of each Pass Through Trust, all of the Equipment Notes bearing the same interest rate as the Certificates issued by such Pass Through Trust;

          WHEREAS, at the Closing, (i) Kredietbank N.V., New York Branch (the "Liquidity Provider") will enter into three revolving credit agreements (each, a "Liquidity Facility"), for the benefit of the Holders of Equipment Notes of each of three Pass Through Trusts, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust; and (ii) the Pass Through Trustee, the Liquidity Provider and the Subordination Agent will enter into the Intercreditor Agreement, dated as of the Restatement Date (the "Intercreditor Agreement"); and

          WHEREAS, the Equipment Notes will be held by the Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Pass Through Trusts;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

           SECTION 1. Purchase of Equipment Notes; Refunding. (a) Subject to the satisfaction or waiver of the conditions set forth herein, on November 26, 1996 or on such other date agreed to by the parties hereto (the "Restatement Date"), the following actions shall take place simultaneously:

          (i) (A) the Sublessee shall pay to the Sublessor as a payment of Supplemental Rent under the Sublease all accrued and unpaid Rent under the Sublease up to the Restatement Date, if any (less any amounts for which Sublessee is indemnified by Sublessor) and (B) the Original Head Lessee shall pay to the Owner Trustee, as a payment of Supplemental Rent under the Original Lease, an amount equal to the accrued and unpaid interest on the Original Certificates up to but not including the Restatement Date plus an amount (the "Prepayment Amount") equal to all other amounts due to the holders of the Original Certificates under the Amended and Restated Indenture and the Operative Documents (as defined in the Amended and Restated Indenture) payable on the Restatement Date under Section 2.12 of the Amended and Restated Indenture;

         (ii) the Pass Through Trustee for each Pass Through Trust shall pay to the Owner Trustee the aggregate purchase price of the Equipment Notes being issued to such Pass Through Trustee as set forth in clause (xii) below;

        (iii) the Owner Trustee (to the extent of proceeds received under clauses (i) and (ii)) shall pay to the Indenture Trustee for the benefit of the holders of the Original Certificates an amount equal to the aggregate principal amount of the Original Certificates outstanding on the Restatement Date, together with accrued and unpaid interest on the Original Certificates up to but not including the Restatement Date plus the Prepayment Amount;

         (iv) the Indenture Trustee shall disburse to the holders of the Original Certificates the amounts of principal, interest, Break Funding Cost, if any, described in clause (iii) above, owing to them on the Restatement Date with respect to the Original Certificates as a prepayment of the Original Certificates;

          (v) the Indenture Trustee shall receive the Original Certificates for cancellation;

         (vi) the Owner Trustee and the Indenture Trustee shall enter into the Indenture (including Trust Indenture Supplement No. 2);

        (vii) the Original Head Lessee, the Sublessee, the Owner Trustee and the Indenture Trustee shall enter into Lease Amendment No. 1;

       (viii) the Owner Participant and the Trust Company shall enter into Trust Supplement No. 2;

         (ix) the Original Head Lessee and the Owner Participant shall enter into the Amended and Restated Head Lease TIA and the Sublessor and the Sublessee shall enter into the Amended and Restated Sublease TIA;

          (x) the Original Head Lessee, GPA Leasing USA Sub I, Inc., the Parent Guarantor and the Lessee shall enter into an agreement in form and substance reasonably satisfactory to each, inter alia, terminating certain rights which the Parent Guarantor has to "put" the engine to the Lessee and the obligation of the Lessee to accept and lease such engine (the "Put Termination Agreement");

         (xi) the Parent Guarantor and/or one or more of its affiliates and the Lessee will enter into an agreement (the "Deed of Indemnity") pursuant to which the Parent Guarantor and/or one or more of its affiliates, on the one hand, and the Lessee, on the other, will indemnify each other with respect to certain information included in the Prospectus and the Registration Statement (as such terms are defined in the Underwriting Agreement); and

        (xii) the Owner Trustee shall issue, pursuant to Article II of the Indenture, to the Subordination Agent on behalf of the Pass Through Trustee for each of the Pass Through Trusts, Equipment Notes of the maturity and aggregate principal amount, bearing the interest rate and for the purchase price set forth on Schedule II hereto opposite the name of such Pass Through Trust.

          (b) The Owner Participant, by its execution and delivery hereof, requests and directs the Owner Trustee to execute and deliver this Agreement and, subject to the terms hereof, to take the actions contemplated herein.

          (c) The closing (the "Closing") of the transactions described in this Agreement shall take place at the offices of Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005, on the Restatement Date, or at such other place as the parties hereto may agree.

          (d) All payments pursuant to this Section 1 shall be made in immediately available funds to such accounts and at such banks as the parties hereto shall designate in writing not less than one Business Day prior to the Restatement Date.

          (e) In order to facilitate the transactions contemplated hereby, the Original Head Lessee, GPA Leasing USA Sub I, Inc., the Parent Guarantor and the Lessee have entered into the Underwriting Agreement, dated as of November 20, 1996 (the "Underwriting Agreement"), among such Persons and Morgan Stanley & Co., Citicorp Securities, Inc., Lehman Brothers, Inc. and Salomon Brothers Inc (collectively, the "Underwriters"), and, subject to the terms and conditions hereof, the Lessee will enter into each of the Pass Through Trust Agreements.

           SECTION 2. Equipment Notes. The Equipment Notes shall be payable as to principal in accordance with the terms of the Indenture, and the Equipment Notes shall provide for a fixed rate of interest per annum and shall contain the terms and provisions provided for the Equipment Notes in the Indenture. The Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver to the Pass Through Trustee for each Pass Through Trust, a principal amount of Equipment Notes bearing the interest rate set forth opposite the name of such Pass Through Trust on Schedule II hereto, which Equipment Notes in the aggregate shall be in the principal amounts set forth on
Schedule II hereto. Subject to the terms hereof, of the Pass Through Trust Agreements and of the other Operative Documents, all such Equipment Notes shall be dated and authenticated as of the Restatement Date and shall bear interest therefrom, shall be registered in such names as shall be specified by the Subordination Agent and shall be paid in the manner and at such places as are set forth in the Indenture.

           SECTION 3. Conditions Precedent. The obligations of the Pass Through Trustee to make the payments described in Section 1(a)(ii) and the obligations of the Owner Trustee to make the payments described in Section 1(a)(iii) and the obligations of each of the Pass Through Trustee, the Owner Trustee, the Owner Participant and the Indenture Trustee to participate in the transactions contemplated by this Agreement on the Restatement Date are subject to the fulfillment, prior to or on the Restatement Date, of the following conditions precedent (except that paragraphs (a), (f) and (j) shall not be conditions precedent to the obligations of the Owner Trustee hereunder, paragraphs (g) and (l) shall not be conditions precedent to the obligations of the Owner Participant hereunder and paragraphs (e) and (k) shall not be conditions precedent to the obligations of the Indenture Trustee hereunder):

          (a) The Owner Trustee shall have tendered the Equipment Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall have authenticated such Equipment Notes and shall have tendered the Equipment Notes to the Subordination Agent on behalf of the Pass Through Trustee in accordance with Section 1.

          (b) The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received executed counterparts of each of the following documents and the Indenture Trustee shall have received executed counterparts of items (1) through (7):

               (1)  this Agreement;

               (2)  Lease Amendment No. 1, the Lease and Lease Supplement No.
                    2;

               (3)  Trust Supplement No. 2;

               (4) the First Amended and Restated Indenture and Trust Indenture Supplement No. 2;

               (5) each of the Pass Through Trust Agreements and each Pass Through Trust Supplement;

               (6)  the Intercreditor Agreement; and

               (7) the Liquidity Facility for each of the Class A, Class B and Class C Trusts (as defined in the Intercreditor Agreement).

          (c) The Pass Through Trustee, the Indenture Trustee, the Owner Trustee and the Owner Participant each shall have received the following:

               (1) an incumbency certificate of each of the Original Head Lessee, the Lessee and the Parent Guarantor as to the person or persons authorized to execute and deliver this Agreement and each of the other documents to be executed on behalf of such Person in connection with the transactions contemplated hereby (including, without limitation, each of the documents referred to herein) and as to the signatures of such person or persons;

               (2) a copy of the resolutions of the board of directors of each of the Original Head Lessee, the Lessee and the Parent Guarantor or the applicable committee thereof, certified by the Secretary or an Assistant Secretary of such Person, duly authorizing the transactions contemplated hereby and the execution, delivery and performance of each of the documents required to be executed and delivered on behalf of such Person in connection with the transactions contemplated hereby;

               (3) a copy of the certificate of incorporation of each of the Original Head Lessee and the Lessee, certified by the Secretary of State of its state of incorporation, a copy of the by-laws of each of the Original Head Lessee and the Lessee, certified by the Secretary or Assistant Secretary of such Person, and a certificate or other evidence from the Secretary of State of its state of incorporation, dated as of a date reasonably near the Restatement Date, as to its due incorporation and good standing in such state; and

               (4) a copy of the Memorandum and Articles of Association of the Parent Guarantor certified to be true and correct by the Secretary or an Assistant Secretary of the Parent Guarantor.

          (d) The Pass Through Trustee, the Indenture Trustee, the Owner Trustee and the Owner Participant each shall have received, in the case of
     (3) below, a certificate signed by an authorized officer of the Lessee and, in the case of (1) and (2) below, a certificate signed by an authorized officer of the Original Head Lessee, dated the Restatement Date, certifying that:

               (1) the Original Lease and the Original Indenture have each been duly recorded, and the Original Trust Agreement has been duly filed, with the FAA pursuant to the sections of Title 49 of the United States Code relating to aviation (the "Federal Aviation Act");

               (2) Lease Amendment No. 1, the Amended and Restated Lease, Lease Supplement No. 2, the First Amended and Restated Indenture, Trust Indenture Supplement No. 2 and Trust Supplement No. 2 covering the Engine shall have been duly filed for recordation with the FAA pursuant to the Federal Aviation Act; and

               (3) the representations and warranties contained herein of the Lessee are correct as of the Restatement Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were correct on and as of such earlier date).

          (e) The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received the following:

               (1) an incumbency certificate of the Indenture Trustee as to the person or persons authorized to execute and deliver this Agreement and each of the other documents to be executed on behalf of the Indenture Trustee in connection with the transactions contemplated hereby (including, without limitation, each of the documents referred to herein) and as to the signatures of such person or persons;

               (2) a copy of the resolutions of the board of directors of the Indenture Trustee, certified by the Secretary, an Assistant Secretary or other appropriate officer of the Indenture Trustee, duly authorizing the transactions contemplated hereby and the execution, delivery and performance of each of the documents required to be executed and delivered on behalf of the Indenture Trustee in connection with the transactions contemplated hereby;

               (3) a copy of the articles of association and by-laws of the Indenture Trustee, each certified by the

          Secretary, an Assistant Secretary or other appropriate officer of the Indenture Trustee; and

               (4) a certificate signed by an authorized officer of the Indenture Trustee, dated the Restatement Date, certifying that the representations and warranties contained herein of the Indenture Trustee are correct as though made on and as of the Restatement Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

          (f) The Pass Through Trustee, the Indenture Trustee and the Owner Participant each shall have received the following:

               (1) an incumbency certificate of the Owner Trustee as to the person or persons authorized to execute and deliver this Agreement and each of the other documents to be executed on behalf of the Owner Trustee in connection with the transactions contemplated hereby (including, without limitation, each of the documents referred to herein) and as to the signatures of such person or persons;

               (2) a copy of the resolutions of the board of directors of the Owner Trustee, certified by the Secretary or an Assistant Secretary of the Owner Trustee, duly authorizing the transactions contemplated hereby and the execution, delivery and performance of each of the documents required to be executed and delivered on behalf of the Owner Trustee in connection with the transactions contemplated hereby;

               (3) a copy of the articles of association and by-laws of the Owner Trustee, each certified by the Secretary or an Assistant Secretary of the Owner Trustee; and

               (4) a certificate signed by an authorized officer of the Owner Trustee, dated the Restatement Date, certifying that the representations and warranties contained herein of the Owner Trustee are correct as though made on and as of the Restatement Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

          (g) The Pass Through Trustee, the Indenture Trustee and the Owner Trustee each shall have received the following:

               (1) an incumbency certificate of the Owner Participant as to the person or persons authorized to execute and deliver this Agreement and each of the other documents to be executed on behalf of the Owner Participant in connection with the transactions contemplated hereby (including, without limitation, each of the documents referred to herein) and as to the signatures of such person or persons;

               (2) a copy of the resolutions of the board of directors of the Owner Participant or the applicable committee thereof, certified by the Secretary or an Assistant Secretary of the Owner Participant, duly authorizing the transactions contemplated hereby and the execution, delivery and performance of each of the documents required to be executed and delivered on behalf of the Owner Participant in connection with the transactions contemplated hereby;

               (3) a copy of the certificate of incorporation of the Owner Participant, certified by the Secretary of State of its state of incorporation, a copy of the by-laws of the Owner Participant, certified by the Secretary or Assistant Secretary of the Owner Participant, and a certificate or other evidence from the Secretary of State of its state of incorporation, dated as of a date reasonably near the Restatement Date, as to its due incorporation and good standing in such state; and

               (4) a certificate signed by an authorized representative of the Owner Participant, dated the Restatement Date, certifying that the representations and warranties contained herein of the Owner Participant are correct as though made on and as of the Restatement Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

          (h) The Pass Through Trustee, the Indenture Trustee, the Owner Trustee and the Owner Participant each shall have received from the Lessee a report from Willis Corroon in substantially the form of Exhibit D attached hereto.

          (i) The Pass Through Trustee, the Indenture Trustee, the Owner Trustee and the Owner Participant each shall have received an opinion addressed to it from (i) Latham & Watkins, special counsel for the Lessee,
     (ii) Andrews & Kurth L.L.P., special counsel for the Lessee, (iii) the Senior Vice President-Legal Affairs of Lessee and (iv) Lewis & Roca, special Arizona counsel for the Lessee, in each case in form and substance satisfactory to each of them.

          (j) The Pass Through Trustee, the Indenture Trustee and the Owner Participant each shall have received an opinion addressed to it from Morris, James, Hitchens & Williams, special counsel for the Owner Trustee, in form and substance satisfactory to each of them.

          (k) The Pass Through Trustee, the Owner Trustee and the Owner Participant each shall have received an opinion addressed to it from Shipman & Goodwin LLP, special counsel for the Indenture Trustee, the Subordination Agent and the Pass Through Trustee, in each case in form and substance satisfactory to each of them.

          (l) The Pass Through Trustee, the Indenture Trustee and the Owner Trustee each shall have received an opinion addressed to it from (i) Hunton & Williams, special counsel for the Owner Participant and (ii) in-house counsel for the Owner Participant, in each case in form and substance satisfactory to each of them.

          (m) The Pass Through Trustee shall have received an opinion from (i) White & Case, special counsel for the Liquidity Provider, and (ii) in-house counsel for the Liquidity Provider, in each case in form and substance satisfactory to the Pass Through Trustee.

          (n) The Pass Through Trustee, the Owner Trustee, the Owner Participant and the Indenture Trustee each shall have received an opinion addressed to it from Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, in form and substance satisfactory to each of them.

          (o) The Pass Through Trustee, the Owner Trustee, the Owner Participant and the Indenture Trustee each shall have received an opinion addressed to it from Paul, Hastings, Janofsky & Walker LLP, special New York counsel for the Original Head Lessee and the Parent Guarantor, in form and substance satisfactory to each of them.

          (p) The Pass Through Trustee, the Owner Trustee, the Owner Participant and the Indenture Trustee each shall have received an opinion addressed to it from McCann FitzGerald, special Irish counsel for the Parent Guarantor, in form and substance satisfactory to each of them.

          (q) The Original Head Lessee, the Lessee, GPA Leasing USA Sub I, Inc. and the Parent Guarantor shall have entered into the Underwriting Agreement and the Lessee shall have entered into each of the Pass Through Trust Agreements, the Certificates shall have been issued and sold pursuant to the Underwriting Agreement and the Pass Through Trust Agreements, and the Underwriters shall have transferred to the Pass Through Trustee in immediately available funds an amount equal to the aggregate purchase price of the Equipment Notes to be purchased from the Owner Trustee.

          (r) The Original Head Lessee and the Owner Participant shall each have executed and delivered to the other the Amended and Restated Head Lease TIA.

          (s) The Sublessor and the Sublessee shall each have executed and delivered to the other the Amended and Restated Sublease TIA.

          (t) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it illegal for the Pass Through Trustee to make the payments described in Section 1(a)(ii) or for the Lessee, the Indenture Trustee, the Owner Trustee or the Owner Participant or any other party hereto to participate in the transactions contemplated by this Agreement on the Restatement Date.

          (u) All approvals and consents of any trustee or holder of any indebtedness or obligations of the Lessee which are required in connection with the Pass Through Trustee's making of the payments described in
     Section 1(a)(ii) or the Owner Trustee's or the Owner Participant's participation in the transactions contemplated by this Agreement on the Restatement Date shall have been duly obtained.

          (v) Uniform Commercial Code financing, termination, amendment and continuation statement or statements covering all of the security interests created by or pursuant to the Indenture that are not covered by the recording system established by the Federal Aviation Act shall have been executed and delivered by the Original Head Lessee, the Lessee, the Indenture Trustee and the Owner Trustee, as the case may be, and such financing, termination, amendment and continuation statement or statements or documents to the same purposes shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing, termination, amendment and continuation statements deemed advisable by the Original Head Lessee, the Owner Participant or the Indenture Trustee shall have been executed and delivered by the Original Head Lessee, the Lessee, the Indenture Trustee or the Owner Trustee, as the case may be, and duly filed in all places advisable.

          (w) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would adversely affect the tax consequences of the transactions contemplated by this

     Agreement to the Owner Participant, the Owner Trustee or any of their respective Affiliates.

          (x) The Owner Trustee shall have received a letter of credit in the amount of $1,000,000 from the Lessee in the form of Exhibit D-2 to the Lease.

          (y) The Owner Participant shall have received such other documents and evidence with respect to each other party hereto as the Owner Participant or its counsel may request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary action in connection therewith and compliance with the conditions herein set forth.

          Promptly following the recording of Lease Amendment No. 1, the Amended and Restated Lease (including Lease Supplement No. 2) and the First Amended and Restated Indenture (including Trust Indenture Supplement No. 2) pursuant to the Federal Aviation Act, the Original Head Lessee will cause Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, to deliver to the Pass Through Trustee, the Lessee, the Indenture Trustee, the Owner Participant and the Owner Trustee an opinion as to the due recording of Lease Amendment No. 1, the Amended and Restated Lease, Lease Supplement No. 2, the First Amended and Restated Indenture, Trust Indenture Supplement No. 2 and Trust Supplement No. 2.

           SECTION 4. Certain Conditions Precedent to the Obligations of the Original Head Lessee and the Parent Guarantor; Certain Conditions Precedent to the Obligations of the Lessee; Conditions Precedent with respect to the Pass Through Trustee. (a) The obligations of the Original Head Lessee and the Parent Guarantor to participate in the transactions contemplated by this Agreement on the Restatement Date, and to execute and deliver this Agreement are subject to the fulfillment, prior to or on the Restatement Date, of the following conditions precedent:

          (i) Each of the Original Head Lessee and the Parent Guarantor shall have received counterparts of the following documents executed by each of the parties thereto other than the Original Head Lessee and the Parent
     Guarantor:

               (1)  this Agreement;

               (2)  Lease Amendment No. 1, the Lease and Lease Supplement No.
                    2;

               (3)  the Amended and Restated Head Lease TIA;

               (4)  the Amended and Restated Sublease TIA;

               (5)  the Put Termination Agreement;

               (6)  the Deed of Indemnity;

               (7)  the Underwriting Agreement; and

               (8) Uniform Commercial Code termination statements relating to the Original Head Lessee executed by the Owner Trustee.

          (ii) Each of the Original Head Lessee and the Parent Guarantor shall have received originals of the following documents:

               (1)  the incumbency certificate of the Lessee referred to in
                    Section 3(c)(1);

               (2)  the resolutions of the Lessee referred to in Section
                    3(c)(2);

               (3) the documents referred to in Section 3(e), Section 3(f) and Section 3(g);

               (4)  the opinions referred to in Section 3(i), Section 3(j),
                    Section 3(k), Section 3(l) and Section 3(n), in each case addressed to each of the Original Head Lessee and the Parent Guarantor and in form and substance satisfactory to each of them;

               (5) the opinions of Paul, Hastings, Janofsky & Walker LLP and Milbank, Tweed, Hadley & McCloy with respect to certain matters relating to and described in the Prospectus, in substantially the form of Exhibit E attached hereto; and

               (6) the report referred to in Section 3(h) addressed to each of the Original Head Lessee and the Parent Guarantor.

          (iii) Each of the Original Head Lessee and the Parent Guarantor shall have received such other documents and evidence with respect to each other party hereto as each of them or its counsel may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary action in connection therewith and compliance with the conditions herein set forth.

          (b)  The obligations of the Lessee to make the payment described in
Section 1(a)(i)(A) (if any), to participate in the transactions contemplated by this Agreement on the Restatement Date, and to execute and deliver each of the Pass Through Trust Agreements are subject to the fulfillment, prior to or on the Restatement Date, of the following conditions precedent:

          (i) The Lessee shall have received counterparts of the following documents executed by each of the parties thereto other than Lessee:

               (1)  this Agreement;

               (2) Lease Amendment No. 1, the Amended and Restated Lease and Lease Supplement No. 2;

               (3)  the Amended and Restated Sublease TIA;

               (4)  the Put Termination Agreement;

               (5)  the Deed of Indemnity;

               (6)  the Pass Through Trust Agreements;

               (7)  the Underwriting Agreement; and

               (8) Uniform Commercial Code termination statements relating to the Sublease executed by the Original Head Lessee.

          (ii) The Lessee shall have received originals of the following documents:

               (1) the incumbency certificate of the Original Head Lessee and Parent Guarantor referred to in Section 3(c)(1);

               (2) the resolutions of the Original Head Lessee and Parent Guarantor referred to in Section 3(c)(2);

               (3)  the documents referred to in Section 3(e), Section 3(f) and
                    Section 3(g);

               (4)  the opinions referred to in Section 3(j), Section 3(k),
                    Section 3(l), Section 3(n), Section 3(o) and Section 3(p), in each case addressed to Lessee and in form and substance satisfactory to Lessee; and

               (5) the opinions of Paul, Hastings, Janofsky & Walker LLP and Milbank, Tweed, Hadley & McCloy with respect to certain matters relating to and described in the Prospectus in substantially the form of Exhibit F attached hereto.

          (iii) The Lessee shall have received such other documents and evidence with respect to each other party hereto as Lessee or its counsel may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary action in connection therewith and compliance with the conditions herein set forth.

          (c) The respective obligations of each of the Lessee, the Pass Through Trustee (solely as to clause (ii)), the Original Head Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee to participate in the transactions contemplated hereby is subject to the receipt by each of them of
(i) a certificate signed by an authorized officer of the Pass Through Trustee, dated the Restatement Date, certifying that the representations and warranties contained herein and in the Pass Through Trust Agreements of the Pass Through Trustee are correct as of the Restatement Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (ii) an opinion addressed to each of them of Shipman & Goodwin LLP, special counsel for the Pass Through Trustee, in form and substance satisfactory to each of them, and (iii) such other documents and evidence with respect to the Pass Through Trustee as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, the taking of all necessary action in connection therewith and compliance with the conditions herein set forth.

           SECTION 5. Amendment and Restatement of the Original Indenture. Subject to the satisfaction or waiver of the conditions precedent set forth herein, the Owner Participant, by execution and delivery hereof, requests, authorizes and directs the Owner Trustee to execute and deliver the First Amended and Restated Indenture, and the Owner Trustee and the Indenture Trustee, by execution and delivery hereof, agree to execute and deliver the First Amended and Restated Indenture. Each of the Original Head Lessee, the Parent Guarantor and the Lessee, by execution and delivery hereof, consent to such execution and delivery of the First Amended and Restated Indenture. The First Amended and Restated Indenture shall be effective as of the Restatement Date.

           SECTION 6.  Amendment and Restatement of the Original Lease.
Subject to the satisfaction or waiver of the conditions precedent set forth herein, the Indenture Trustee, the Pass Through Trustee, the Parent Guarantor and the Owner Participant, by execution and delivery hereof, consent to the assignments, delegations, and releases set forth in, and to the amendment and restatement of the Original Lease effected by, and the Owner Participant requests and instructs the Owner Trustee to execute and deliver, Lease Amendment No. 1, and the Owner Trustee, the Original Head Lessee, the Indenture Trustee and the Sublessee agree, by execution and delivery hereof, to execute and deliver Lease Amendment No. 1. The Amended and Restated Lease shall be effective as of the Restatement Date.

           SECTION 7. Termination of the Participation Agreement; Termination of Sublease, etc. Subject to the satisfaction or waiver of the conditions precedent set forth herein, the Owner Participant, the Owner Trustee, the Original Head Lessee, the Parent Guarantor and the Indenture Trustee, by execution and delivery hereof, agree that, with effect on and from the Restatement Date and except as otherwise provided in Section 15 hereof, the Participation Agreement shall terminate and forever be without force and effect, conferring no rights and imposing no obligations on the parties thereto. Upon the execution and delivery of Lease Amendment No. 1 by each of the parties thereto, the Sublease and the Assignment of Sublease shall be terminated as and to the extent set forth herein and therein. Lease Amendment No. 1 shall be effective as of the Restatement Date.

           SECTION 8. Representations and Warranties of the Lessee. The Lessee represents and warrants, as of the Restatement Date, to the Original Head Lessee, the Parent Guarantor, the Pass Through Trustee, the Owner Participant, the Owner Trustee, the Liquidity Provider and the Indenture Trustee that:

          (a) the Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own or hold under lease its properties, has, or had on the respective dates of execution thereof, the corporate power and authority to enter into and perform its obligations under this Agreement, Lease Amendment No. 1, the Lease, the Pass Through Trust Agreements, the Amended and Restated Sublease TIA and any certificate delivered by the Lessee pursuant to the foregoing (the "Lessee Documents") and is duly qualified to do business as a foreign corporation in each jurisdiction where the failure to so qualify would not have a material adverse effect on its business, operations or condition (financial or otherwise), or on its ability to perform its obligations under the Lessee Documents;

          (b) the Lessee is a Certificated Air Carrier, and its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code in effect in the State of Arizona) is located at 4000 East Sky Harbor Boulevard, Phoenix, Arizona 85034;

          (c) the execution and delivery by the Lessee of the Lessee Documents and the performance of the obligations of the Lessee under the Lessee Documents have been duly authorized by all necessary corporate action on the part of the Lessee, do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation, judgment or order binding on the Lessee or the certificate of incorporation or by-laws of the Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon the property of the Lessee under, any indenture, mortgage, contract, lease or other agreement to which the Lessee is a party or by which it may be bound or affected;

          (d) neither the execution and delivery by the Lessee of the Lessee Documents nor the performance of the obligations of the Lessee under the Lessee Documents nor the consummation by the Lessee of any of the transactions contemplated by the Lessee Documents, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, or any other federal, state, local or foreign governmental authority having jurisdiction, other than those which have already been received and which the Lessee is in compliance with and (i) the registration of the Certificates under the Securities Act of 1933, as amended (the "Securities Act") and the securities laws of any state in which the Certificates may be offered for sale if the laws of such state require such action, (ii) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, (iii) (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction with respect to the Engine by Lessee required to be obtained on or prior to the Restatement Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or will on the Restatement Date be in full force and effect and (B) such consents, approvals, notices, registrations and other actions required by the terms of the Lessee Documents to the extent required to be given or obtained only after the Restatement Date and (iv) the registrations and filings referred to in
     Section 8(i);

          (e) each Lessee Document has been duly executed and delivered by the Lessee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, each Lessee Document constitutes, or when executed will constitute, the legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors or lessors generally and by general principles of equity, whether considered in a proceeding at law or in equity, and except, in the case of the Lease, as may be limited by applicable laws which may affect the remedies provided in the Lease, which laws, however, do not make the remedies provided in the Lease inadequate for the practical realization of the benefits intended to be afforded thereby;

          (f) except as disclosed in the Prospectus, there are no pending or, to its knowledge, threatened actions or proceedings before any court or administrative agency or regulatory commission or other governmental agency against or affecting the Lessee that are reasonably expected to materially adversely affect the ability of Lessee to enter into or perform its obligations under the Lessee Documents;

          (g) the Lessee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (h) on the Restatement Date, the Trust Estate shall be free and clear of any and all Liens (other than Permitted Liens) created by or through the Lessee;

          (i) except for the filing for recordation pursuant to the Federal Aviation Act (with confidential financial terms redacted) of Lease Amendment No. 1, the Lease, Lease Supplement No. 2, Trust Supplement No. 2, the First Amended and Restated Indenture and Indenture Supplement No. 2, all with the FAA, the filing of a Uniform Commercial Code ("UCC") amended financing statement with the Secretary of State of the State of Delaware with regard to the Original Lease, the filing of a protective UCC financing statement with the Secretary of State of the State of Arizona with respect to the Lease, the filing of a UCC termination statement with the Secretary of State of the State of Arizona with respect to the Sublease, and the filing of a UCC termination statement with the Secretary of State of the State of Delaware with respect to the Initial Sublease Assignment (as defined in the Original Lease) all of which financing and termination statements shall have been duly effected as of the Restatement Date (and assignments thereof and continuation statements at periodic intervals), and other than the taking of possession by the Indenture Trustee of the original counterparts of the Original Lease, Lease Amendment No. 1, the Lease, and all Lease Supplements thereto (to the extent the Lease constitutes chattel paper), and the placing of the Lease identification required by Section 6(e) of the Lease, no further filing or recording of the Lease or of any other document (including any financing statement under Article 9 of the UCC of the State of Delaware, New York or Arizona) and no further action is necessary or advisable, under the laws of the United States of America or the States of Delaware, New York and Arizona in order to perfect the Owner Trustee's interest in the Engine as against the Lessee and any third parties, or to perfect the security interest in favor of the Indenture Trustee in the Owner Trustee's interest in the Engine and in the Lease;

          (j) all obligations of the Lessee owing to the Lessor in connection with the Lease are at least pari passu with all unsecured and unsubordinated debt obligations of the Lessee;

          (k) no event has occurred and is continuing which constitutes a Lease Event of Default or would constitute a Lease Event of Default but for the requirement that notice be given or time lapse or both;

          (l) no event has occurred and is continuing which constitutes an Event of Loss (as defined in the Lease) or would constitute an Event of Loss with the lapse of time;

          (m) the Lessee has filed or will file, or has caused or will cause to be filed, all federal and state tax returns which are required to be filed and has paid or will pay or has caused or will cause to be paid all taxes shown to be due or payable on said returns and on any assessment received by the Lessee, to the extent such taxes have become due and payable, except for taxes and returns with respect thereto the nonpayment or nonfiling of which, either in any case or in the aggregate, could have no material adverse effect on the Lessee, its condition (financial or otherwise), business, operations or prospects, or on its ability to perform its obligations under the Lease, or which are being diligently contested by the Lessee in good faith by appropriate proceedings and with appropriate reserves;

          (n) the financial statements contained in the Registration Statement are complete in all material respects and fairly present the Lessee's financial condition as of September 30, 1996 and the results of its operations for the period covered in conformance with GAAP (except as otherwise noted therein and with which any such change the independent auditors of the Lessee have agreed), since September 30, 1996, there has been no material adverse change in the Lessee's business, operations, condition (financial or otherwise) or prospects which has not been disclosed in writing to the Owner Participant and the Indenture Trustee;

          (o) on the Restatement Date, all sales, use, documentary, duties or other similar Taxes then due and for which the Lessee is responsible pursuant to the Lessee Documents, shall have been paid, other than such Taxes which are being contested by the Lessee in good faith and by appropriate proceedings (and for which the Lessee shall have established such reserves as are required under GAAP) so long as such proceedings do not involve any material danger to the sale, forfeiture or loss of the Engine;

          (p) the Lessee is not a "national" of any foreign country designated in Executive Order No. 8389, as amended, or of any "designated enemy country" as defined in Executive Order 9193, as amended, of the President of the United States, within the meaning of said Executive Orders, as amended, or of any regulations, interpretations or rulings issued thereunder, or a "national" of any designated foreign country within the meaning of the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department, 31 Code of Federal Regulations, Subtitle B, Chapter V, as amended, or of any regulations, interpretations or rulings issued thereunder, and the Lessee is not, and is not acting on behalf of or for the benefit of, an "Iranian Entity" within the meaning of the Iranian Assets Control Regulations of the United States Treasury Department, 31 Code of Federal Regulations, Subtitle B, Chapter V, as amended, and the transactions contemplated by this Agreement are not prohibited by Executive Order 12170, the above-mentioned Iranian Assets Control Regulations or any regulations, interpretations or rulings issued under any thereof;

          (q) no part of the Rent or other payments made by the Lessee under the Lease or under the other Operative Documents will be made out of the assets of any "employee benefit plan" as defined in Section 3(3) of ERISA;

          (r) no representation or warranty of the Lessee contained in any Lessee Document or other information in writing furnished to the Owner Participant or the Indenture Trustee by the Lessee in connection herewith, including, without limitation, the financial statements contained in the Registration Statement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Lessee (other than matters of a general economic nature) which the Lessee has not disclosed in writing to the Owner Participant or the Indenture Trustee which could impair its ability to perform its obligations under the Lessee Documents; and

          (s) if the Lessee were to become a debtor under the Bankruptcy Code, the Lessor as lessor of the Engine under the Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease pursuant to the Indenture, would be entitled to the benefits of
     Section 1110 of the Bankruptcy Code with respect to the Engine.

           SECTION 9. Representations and Warranties. Each of the parties below represents and warrants, as of the Restatement Date, to each of the other parties to this Agreement and to the Liquidity Provider as follows:

          (a) The Indenture Trustee in its individual capacity (and as Indenture Trustee to the extent provided in clause (6) below) represents and warrants that:

               (1) the Indenture Trustee is a banking association duly organized, validly existing and in good standing under the federal laws of the United States of America, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the federal laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of this Agreement, the Indenture and each other Operative Document to which it is a party and to carry out its obligations under this Agreement, the Indenture and each other Operative Document to which it is a party;

               (2) the execution and delivery by the Indenture Trustee of this Agreement, the Indenture, Lease Amendment No. 1 and each other Operative Document to which it is a party and the performance by the Indenture Trustee of its obligations under this Agreement, the Indenture and each other Operative Document to which it is a party have been duly authorized by the Indenture Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

               (3) this Agreement constitutes, and the Indenture, when executed and delivered by the Indenture Trustee, will constitute, the legal, valid and binding obligations of the Indenture Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (4) there are no pending or, to its knowledge, threatened actions or proceedings against the Indenture Trustee, either in its individual capacity or as Indenture Trustee, before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Indenture Trustee, in its individual capacity or as Indenture Trustee, as the case may be, to perform its obligations under the Operative Documents to which it is a party;

               (5) there are no Lenders' Liens (as defined in the Lease) on the Engine or any portion of the Trust Estate created by or through the Indenture Trustee in its individual capacity; and

               (6) it has possession of the chattel paper original counterpart of the Original Lease, Lease Amendment No. 1 and the Lease.

          (b)  Each of the Trust Company (except with respect to clauses
     (2)(ii), (3), (6) and (8) below, which representations and warranties are made solely by the Owner Trustee) and the Owner Trustee represents and warrants that:

               (1) the Trust Company is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to carry on its business as now conducted, has, or had on the respective dates of execution thereof, the corporate power and authority to execute and deliver Trust Supplement No. 2, has the corporate power and authority to carry out the terms of the Trust Agreement, and each of the Trust Company and the Owner Trustee has, or had on the respective dates of execution thereof (assuming the authorization, execution and delivery of Trust Supplement No. 2 by the Owner Participant), the corporate power and authority to execute and deliver and to carry out the terms of this Agreement, the Indenture, the Equipment Notes, Lease Amendment No. 1, the Lease and each other Operative Document (other than the Trust Agreement) to which it is a party;

               (2) (i) each of the Trust Company and the Owner Trustee has duly authorized, executed and delivered this Agreement and Trust Supplement No. 2, and (assuming the due authorization, execution and delivery of Trust Supplement No. 2 by the Owner Participant) the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee and the Trust Company, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity, (ii) the Owner Trustee has duly authorized, executed and delivered this Agreement and Trust Supplement No. 2, and (assuming the due authorization, execution and delivery of Trust Supplement No. 2 by the Owner Participant) this Agreement and the Trust Agreement constitutes, and the Indenture and the Lease, when entered into, will constitute, a legal, valid and binding obligation of the Owner Trustee and the Trust Company, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (3) assuming the due authorization, execution and delivery of Trust Supplement No. 2 by the Owner Participant, the Owner Trustee has duly authorized, and on the Restatement Date shall have duly issued, executed and delivered to the Indenture Trustee for authentication, the Equipment Notes pursuant to the terms and provisions hereof and of the Indenture, and each Equipment Note on the Restatement Date will constitute the valid and binding obligation of the Owner Trustee and will be entitled to the benefits and security afforded by the Indenture in accordance with the terms of such Equipment Note and the Indenture;

               (4) neither the execution and delivery by the Owner Trustee or the Trust Company, as the case may be, of this Agreement, the Original Trust Agreement, Trust Supplement No. 2, the Original Indenture, the Indenture, the Original Lease, Lease Amendment No. 1, the Lease, the Equipment Notes or any other Operative Document to which it is a party, nor the consummation by it of any of the transactions contemplated hereby or thereby, nor the compliance by it with any of the terms and provisions hereof and thereof, (A) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it, or (B) violates or will violate its articles of association or by-laws, [or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, or results or will result in the creation of any Lien (other than as permitted under the Operative Documents) upon its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which it is a party or by which it is bound,] or contravenes or will contravene any law, governmental rule or regulation of the State of Delaware or any United States governmental authority or agency governing the trust powers of the Owner Trustee, or any judgment or order applicable to or binding on it;

               (5) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any state or local governmental authority or agency or any State of Delaware or any United States of America governmental authority or agency regulating the trust powers of the Trust Company is required for the execution and delivery of, or the carrying out by, the Trust Company or the Owner Trustee, as the case may be, of any of the transactions contemplated hereby or by the Trust Agreement, the Indenture, the Lease, Lease Amendment

          No. 1, the Equipment Notes or any other Operative Document to which it is a party or by which it is bound, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken or which is described in Section 8(d);

               (6) there exists no Lessor's Lien or Head Lessor's Lien (each as defined in the Lease) (including for this purpose Liens that would be Lessor's Liens but for the first proviso in the definition of Lessor's Liens) attributable to the Owner Trustee;

               (7) there exists no Lessor's Lien or Head Lessor's Lien (including for this purpose Liens that would be Lessor's Liens but for the first proviso in the definition of Lessor's Liens) attributable to the Trust Company;

               (8) there are no Taxes payable by the Owner Trustee or the Trust Company imposed by the State of Delaware or any political subdivision thereof in connection with the prepayment of the Original Certificates or the issuance of the Equipment Notes, or the execution and delivery by it of any of the instruments referred to in clauses
          (1), (2), (3) and (4) above, that, in each case, would not have been imposed if the Trust Estate were not located in the State of Delaware and the Trust Company had not (a) had its principal place of business in, (b) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Documents in, and (c) engaged in any activities unrelated to the transactions contemplated by the Operative Documents in, the State of Delaware;

               (9) there are no pending or, to its knowledge, threatened actions or proceedings against the Owner Trustee, either in its individual capacity or as Owner Trustee, before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under any of the instruments referred to in clauses (1), (2), (3) and (4) above; and

              (10) both its chief executive office, and the place where its records concerning the Engine and all its interests in, to and under all documents relating to the Trust Estate (other than such as may be maintained and held by the Indenture Trustee pursuant to the Indenture), are located in Wilmington, Delaware. Owner Trustee, in its individual capacity or as Owner

          Trustee, agrees that it will not change the location of such office to a location outside of Delaware, without prior written notice to all parties hereto.

          (c)  The Owner Participant represents and warrants that:

               (1) it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to carry on its present business and operations and to own or lease its properties, has, or had on the respective dates of execution thereof, as the case may be, the corporate power and authority to enter into and to perform its obligations under this Agreement, the Trust Agreement and the Amended and Restated Head Lease TIA; this Agreement and Trust Supplement No. 2 have been duly authorized, executed and delivered by it; and this Agreement, the Trust Agreement and the Amended and Restated Head Lease TIA constitute the legal, valid and binding obligations of the Owner Participant enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (2) neither (A) the execution and delivery by the Owner Participant of this Agreement, the Trust Agreement, the Amended and Restated Head Lease TIA or any other Operative Document to which it is a party nor (B) compliance by it with all of the provisions hereof or thereof, (x) will contravene any law or order of any court or governmental authority or agency applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee), or (y) will contravene the provisions of, or constitutes or has constituted or will constitute a default under, its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its property may be bound or affected;

               (3) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than as required by the Federal Aviation Act or the regulations promulgated thereunder) is or was required, as the case may be, for the due execution, delivery or performance by it of this Agreement, the Trust Agreement and the Amended and Restated Head Lease TIA (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee);

               (4) there are no pending or, to its knowledge, threatened actions or proceedings against the Owner Participant before any court or administrative agency or arbitrator which, if determined adversely to the Owner Participant, would materially adversely affect the Owner Participant's ability to perform its obligations under this Agreement, the Trust Agreement or the Amended and Restated Head Lease TIA;

               (5) neither the Owner Participant nor anyone authorized by it to act on its behalf (it being understood that in proposing, facilitating and otherwise taking any action in connection with the refinancing contemplated hereby and agreed to herein by the Owner Participant, the Lessee has not acted as agent of the Owner Participant) has directly or indirectly offered any Equipment Notes or Certificates or any interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, any Person; the Owner Participant's interest in the Trust Estate and the Trust Agreement was acquired for its own account and was purchased for investment and not with a view to any resale or distribution thereof; and

               (6) on the Restatement Date, the Trust Estate shall be free of Lessor's Liens and Head Lessor's Liens attributable to the Owner Participant (including for this purpose Liens that would be Lessor's Liens but for the first proviso in the definition of Lessor's Liens).

          (d) The Pass Through Trustee represents, warrants and covenants that:

               (1) the Pass Through Trustee is duly organized, validly existing and in good standing under the federal laws of the United States of America, and has the full corporate power, authority and legal right under the federal laws of the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver each of the Pass Through Trust Agreements, the Intercreditor Agreement, and this Agreement and to perform its obligations under this Agreement, the Pass Through Trust Agreements and the Intercreditor Agreement;

               (2) this Agreement has been, and when executed and delivered by the Pass Through Trustee, each of the Pass Through Trust Agreements and the Intercreditor Agreement will have been, duly authorized, executed and delivered by the Pass Through Trustee; this Agreement constitutes, and when executed and delivered by the Pass Through Trustee, each of the Pass Through Trust Agreements and the Intercreditor Agreement, will constitute, the legal, valid and binding obligations of the Pass Through Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (3) none of the execution, delivery and performance by the Pass Through Trustee of any of the Pass Through Trust Agreements, the Intercreditor Agreement or this Agreement, the purchase by the Pass Through Trustee of the Equipment Notes pursuant to this Agreement, or the issuance of the Certificates pursuant to the Pass Through Trust Agreements, contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee and does not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's articles of association or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

               (4) neither the execution and delivery by the Pass Through Trustee of any of the Pass Through Trust Agreements, the Intercreditor Agreement or this Agreement, nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any State of Connecticut governmental authority or agency or any federal governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

               (5) assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but, rather, each will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code for federal income tax purposes, there are no Taxes payable by the Pass

          Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and prior to the exercise of remedies upon the occurrence of an Indenture Event of Default, there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement, any of the Pass Through Trust Agreements or the Intercreditor Agreement (other than franchise or other Taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and such trusts will not be subject to any Taxes imposed by the State of Connecticut or any political subdivision or taxing authority thereof; upon the exercise of remedies following the occurrence of an Indenture Event of Default, there will be no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement, any of the Pass Through Trust Agreements or the Intercreditor Agreement (other than franchise or other Taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and the trusts created by the Pass Through Trust Agreements will not be subject to any Taxes imposed by the State of Connecticut or any political subdivision thereof, solely because the Pass Through Trustee maintains an office in, and administers the trusts created by the Pass Through Trust Agreements in, the State of Connecticut;

               (6) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Pass Through Trustee to perform its obligations under this Agreement, the Intercreditor Agreement or any Pass Through Trust Agreement;

               (7) except for the issue and sale of the Certificates contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any Equipment Notes for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has the Pass Through Trustee authorized anyone to act on its behalf to offer directly or indirectly any Equipment Notes for sale to any Person, or to solicit any offer to acquire any Equipment Notes from any Person; and the Pass Through Trustee is not in default under any Pass Through Trust Agreement; and

               (8) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, the Underwriters or the Lessee.

          (e)  The Subordination Agent represents and warrants that:

               (1) the Subordination Agent is a duly organized national banking association, validly existing and in good standing with the Comptroller of the Currency under the laws of the United States of America and has the full corporate power, authority and legal right under the laws of the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver each of the Liquidity Facilities, the Intercreditor Agreement and this Agreement and to perform its obligations under this Agreement, the Liquidity Facilities and the Intercreditor Agreement;

               (2) this Agreement has been, and when executed and delivered by the Subordination Agent, each of the Liquidity Facilities and the Intercreditor Agreement will have been, duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes, and when executed and delivered by the Subordination Agent, each of the Liquidity Facilities and the Intercreditor Agreement, will constitute, the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (3) none of the execution, delivery and performance by the Subordination Agent of each of the Liquidity Facilities, the Intercreditor Agreement and this Agreement or the performance by the Subordination

          Agent of this Agreement, contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene or result in any breach of, or constitute a default under, the Subordination Agent's articles of association or by-laws or any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

               (4) neither the execution and delivery by the Subordination Agent of any of the Liquidity Facilities, the Intercreditor Agreement or this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any State of Connecticut governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

               (5) there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement, any of the Liquidity Facilities or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities) solely because the Subordination Agent maintains an office and administers its trust business in the State of Connecticut, and there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes solely because the Subordination Agent maintains an office and administers its trust business in the State of Connecticut (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities);

               (6) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement, the Intercreditor Agreement or any Liquidity Facility;

               (7) the Subordination Agent has not directly or indirectly offered any Equipment Note for sale to any Person or solicited any offer to acquire any Equipment Note from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Subordination Agent is not in default under any Liquidity Facility; and

               (8) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, the Underwriters or the Lessee.

          (f)  The Original Head Lessee represents and warrants that:

               (1) it is duly incorporated, validly existing and in good standing under the laws of the State of Connecticut and has the corporate power and authority to carry on its present business and operations and to own or lease its properties, has the corporate power and authority to enter into and to perform its obligations under this Agreement, Lease Amendment No. 1, the Amended and Restated Head Lease TIA and the Amended and Restated Sublease TIA (collectively, the "Original Head Lessee Transaction Documents"); each Original Head Lessee Transaction Document has been duly authorized, and upon the execution and delivery thereof will constitute, the legal, valid and binding obligations of the Original Head Lessee enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (2) neither (A) the execution and delivery by the Original Head Lessee of this Agreement and each of the other Original Head Lessee Transaction Documents nor (B) compliance by it with all of the provisions hereof or thereof, (x) will contravene any law or order of any court or governmental authority or agency applicable to or binding on the Original Head Lessee, or (y) will contravene the provisions of, or constitutes or has constituted or will constitute a default under, its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Original Head Lessee is a party or by which it or any of its property may be bound or affected, except where such contravention or default would not result in any liability to any other party hereto or have a material adverse effect on the rights or on the remedies of the other parties hereto or on its ability to perform its obligations hereunder or thereunder;

               (3) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than as required by the Federal Aviation Act or the regulations promulgated thereunder) is or was required, as the case may be, for the due execution, delivery or performance by the Original Head Lessee of this Agreement and each of the other Original Head Lessee Transaction Documents;

               (4) except as set forth in the Parent Guarantor's most recent Form 20-F filed with the Commission, there are no pending or, to its knowledge, threatened actions or proceedings against the Original Head Lessee before any court or administrative agency or arbitrator which, if determined adversely to the Original Head Lessee, would materially adversely affect the Original Head Lessee's ability to perform its obligations under this Agreement or any other Original Head Lessee Transaction Documents;

               (5) on the Restatement Date, the Trust Estate, the Engine and each Part shall be free and clear of any and all Sublessor's Liens (as defined in the Sublease) and after the Restatement Date the Trust Estate, the Engine and each Part shall be free and clear of any Lien or disposition of title created by or through Original Head Lessee, Parent Guarantor or any Affiliate of either thereof; and

               (6) on the Delivery Date, the Owner Trustee received good title to the Engine free and clear of all Liens, except the rights of the Original Head Lessee under the Original Lease, the rights of the Sublessee under the Sublease, the Lien of the Original Indenture, the beneficial interest of the Owner Participant in the Engine, and Permitted Liens under the Original Lease.

          (g)  The Parent Guarantor represents and warrants that:

               (1) it is duly organized and validly existing under the laws of Ireland and has the corporate power and authority to enter into and to perform its obligations under this Agreement; this Agreement has been duly authorized and constitutes the legal, valid and binding obligations of the Parent Guarantor enforceable against it in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (2) neither (A) the execution and delivery by the Parent Guarantor of this Agreement nor (B) compliance by it with all of the provisions hereof, (x) will contravene any law or order of any court or governmental authority or agency applicable to or binding on the Parent Guarantor, or (y) will contravene the provisions of, or constitutes or has constituted or will constitute a default under, its Memorandum and Articles of Association or any indenture, mortgage, contract or other agreement or instrument to which the Parent Guarantor is a party or by which it or any of its property may be bound or affected, except where such contravention or default would not result in any liability to any other party hereto or have a material adverse effect on the rights or on the remedies of the other parties hereto or on its ability to perform its obligations hereunder or thereunder;

               (3) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than as required by the Federal Aviation Act or the regulations promulgated thereunder) is or was required, as the case may be, for the due execution, delivery or performance by the Parent Guarantor of this Agreement;

               (4) except as set forth in the Parent Guarantor's most recent Form 20-F filed with the Commission, there are no pending or, to its knowledge, threatened actions or proceedings against the Parent Guarantor before any court or administrative agency or arbitrator which, if determined adversely to the Parent Guarantor, would materially adversely affect the Parent Guarantor's ability to perform its obligations under this Agreement;

               (5) on the Restatement Date, the Trust Estate, the Engine and each Part shall be free and clear of any and all Sublessor's Liens (as defined in the Sublease); and

               (6) The representations and warranties of the Original Head Lessee contained in this Agreement are true and correct in all respects on the date made.

           SECTION 10. Transfer of Owner Participant's Interest. Owner Participant shall not directly or indirectly sell, assign, convey or otherwise transfer (whether by operation of law, consolidation, merger, sale of assets or otherwise) any of its right, title or interest in and to the Trust Estate, the Engine, the Lease, this Agreement, the Trust Agreement, the Amended and Restated Head Lease TIA or any other Operative Document or any proceeds therefrom or permit the transfer of any of its stock in any transaction which has the practical effect of any of the foregoing; provided that, and subject to the conditions set forth below, Owner Participant may transfer to a Transferee (as defined below) all (but not less than all) of its right (except for such rights accruing prior to transfer), title and interest as an entirety in and to the Trust Estate, the Engine, this Agreement, the Trust Agreement, the Amended and Restated Head Lease TIA and each other Operative Document to which Owner Participant is a party or by which Owner Participant is bound. Each such transfer shall be subject to the following conditions, and Owner Participant agrees for the express benefit of each party hereto that any such transfer will comply with such conditions:

           (i) the Person to whom such transfer is to be made (a "Transferee") is either (A) a bank, trust company or other like regulated financial institution, or a corporation with a net worth of at least $60,000,000,
     (B) any wholly-owned subsidiary of such bank, trust company, financial institution or corporation if such bank, trust company, financial institution or corporation furnishes to Owner Trustee, Indenture Trustee, Original Head Lessee and Lessee an agreement or agreements of such bank, financial institution or corporation guaranteeing such subsidiary's obligations as Owner Participant contained in this Agreement, the Trust Agreement, the Amended and Restated Head Lease TIA and each other
     Operative Document to which Owner Participant is a party or by which it is bound, which guarantee shall be substantially in the form attached as Exhibit A hereto or (C) a subsidiary of Owner Participant if Owner Participant furnishes to Owner Trustee, Indenture Trustee, Original Head Lessee and Lessee an agreement whereby Owner Participant will guarantee such subsidiary's obligations as Owner Participant contained in this Agreement, the Trust Agreement, the Amended and Restated Head Lease TIA and each other Operative Document to which Owner Participant is a party or by which it is bound, which guarantee shall be substantially in the form attached as Exhibit A hereto;

           (ii) Owner Trustee, Indenture Trustee, Original Head Lessee and Lessee shall have received at least 15 days' prior written notice of such transfer specifying the name and address of any proposed transferee and specifying the facts necessary to determine whether such proposed transferee qualifies as a "Transferee" under clause (i) above and does not violate clause (viii) below; provided that if such Transferee is a subsidiary of Owner Participant, such notice may be given promptly following rather than prior to such transfer if such Transferee meets the net worth requirement set forth above on its own account without a guaranty and otherwise meets the requirements of this
     Section 10;

          (iii)  [Reserved];

           (iv) such Transferee has the requisite power and authority and legal right to enter into and carry out the transactions contemplated hereby;

            (v) such Transferee enters into an agreement in substantially the form attached as Exhibit B hereto whereby such Transferee confirms that it shall be deemed a party to this Agreement, the Trust Agreement, the Amended and Restated Head Lease TIA and each other Operative Document to which Owner Participant is a party or by which Owner Participant is bound, and in which the transferee shall agree to be bound by and undertake the obligations of Owner Participant in the Operative Documents and shall make representations and warranties comparable to those of Owner Participant contained herein;

           (vi) such transfer does not violate any provision of the Federal Aviation Act or any rules or regulations promulgated thereunder, or create a relationship that would be in violation thereof, or violate any provisions of the Securities Act or any other applicable Federal, state or other law, rule or regulation;

          (vii) such transfer does not violate any provision of ERISA or any rules or regulations thereunder;

         (viii) such Transferee is not an airline, a commercial air carrier, an air freight forwarder, any Person engaged in the business of parcel transport by air or a subsidiary or an Affiliate of such an airline, a commercial air carrier, an air freight forwarder, Person engaged in the business of parcel transport by air;

           (ix) an opinion of counsel of the Transferee confirming the matters referred to in clauses (iv) and (vi) above (with appropriate reliance on certificates of corporate officers or public officials as to matters of fact) and confirming that the agreement referred to in clause (v) above is the legal, valid, binding and enforceable obligation of the Transferee and that the guarantee referred to in clause (i)(B) or (C) above, if any, is the legal, valid, binding and enforceable obligation of the Transferee's guarantor shall be provided, at least 3 days prior to such transfer, to Lessee, Owner Trustee, Original Head Lessee and Indenture Trustee, which shall be in form and substance reasonably satisfactory to each of them;

            (x) the terms of the Operative Documents and the Amended and Restated Head Lease TIA shall not be altered; and

           (xi) such Transferee shall agree that Lessee and Original Head Lessee shall have no greater liability to such Transferee under the Operative Documents (other than under Section 10 of the Lease) than Lessee or Original Head Lessee would have had to Owner Participant on the date of the transfer to the Transferee.

Upon any such transfer, except as the context otherwise requires, such Transferee shall be deemed "Owner Participant" for all purposes hereof and of the Trust Agreement, the Amended and Restated Head Lease TIA and each other Operative Document to which Owner Participant is a party or by which Owner Participant is bound, and shall be deemed to have made the original participation in the Engine previously made by Owner Participant; and except as the context otherwise requires, each reference in this Agreement, the Trust Agreement, the Amended and Restated Head Lease TIA and each other Operative Document to "Owner Participant" shall thereafter be deemed to include such Transferee as provided in this Section 10. No transfer shall release Owner Participant from its obligations hereunder, under the Amended and Restated Head Lease TIA and under the other Operative Documents, except to the extent expressly assumed by the Transferee in accordance with this Section 10, provided, that notwithstanding such an assumption, in no event shall Owner Participant be released from its obligations hereunder or under any of the other Operative Documents with respect to claims under this Agreement or under the Amended and Restated Head Lease TIA by or against Owner Participant which have accrued or been made prior to the date of such transfer. The transferor Owner Participant shall pay the reasonable expenses of each party hereto related to any such transfer.

          Owner Participant covenants and warrants that it shall not transfer all or any portion of its interest in the Trust Estate except in accordance with this Section 10 and that it shall not itself, or direct Owner Trustee to, take any action in contravention of the Lessee's rights under the Lease except in accordance with the provisions of the Lease.

           SECTION 11.  [Reserved].

           SECTION 12. Quiet Enjoyment. Each of the Trust Company, Owner Trustee, Owner Participant (as to itself and as to Owner Trustee), Indenture Trustee in its individual capacity and as Indenture Trustee and on behalf of the Note Holders, the Pass Through Trustee and the Subordination Agent severally covenants and agrees that during the Term, so long as no Lease Event of Default shall have occurred and be continuing and the Lease shall not have been declared or deemed in default, no action shall be taken or caused to be taken by it or a Person lawfully claiming by, through or on behalf of it to interfere with the right of Lessee or any Permitted Sublessee to the possession, use, operation and quiet enjoyment of and other rights with respect to the Engine under the Lease, and all rents, revenues, profits and income therefrom, in accordance with the terms of the Lease; provided that the Trust Company, Owner Trustee and Owner Participant shall not be liable for any such interference by Indenture Trustee, Pass Through Trustee, holders of any Equipment Notes, or any other Person claiming by, through or on behalf of them.

           SECTION 13. Liens. Each of the Trust Company, Owner Trustee and Owner Participant severally covenants and agrees with each other party hereto that it shall not cause or permit to exist a Lessor's Lien or Head Lessor's Lien attributable to it with respect to the Engine or any other portion of the Trust Estate or the Indenture Estate. Each of Trust Company, Owner Trustee and Owner Participant severally agrees that it will promptly, at its own expense (and without any right of indemnification or reimbursement from Lessee), take such action as may be necessary duly to discharge any such Lessor's Lien or Head Lessor's Lien attributable to it and to make restitution to the Trust Estate and the Indenture Estate for any diminution of the assets thereof resulting therefrom and will indemnify and hold harmless Lessee and each Indemnitee against any claims incurred or suffered by any such Person and any reduction in amounts payable out of, or diminution in the assets of, the Trust Estate or the Indenture Estate resulting from any such Lessor's Lien or Head Lessor's Lien attributable to it. For all purposes of this Agreement and the other Operative Documents, any Lessor's Lien or Head Lessor's Lien arising as a result of the nonpayment of any Tax imposed on or measured by the net income of the Trust Estate or the trust created by the Trust Agreement that is not indemnifiable by Lessee or Original Head Lessee shall be deemed to be attributable to Owner Participant, and Owner Participant shall be responsible for all Lessor's Liens attributable to Owner Participant and Owner Trustee.

          Each of the Indenture Trustee, Pass Through Trustee and Subordination Agent severally covenants and agrees with each other party hereto that it shall not cause or permit to exist a Trustee's Lien (as defined below) attributable to it with respect to the Engine or any other portion of the Trust Estate or the Indenture Estate. Each of Indenture Trustee, Pass Through Trustee and Subordination Agent severally agrees that it will promptly, at its own expense (and without any right of indemnification or reimbursement from Lessee), take such action as may be necessary duly to discharge any such Trustee's Lien attributable to it and to make restitution to the Trust Estate and the Indenture Estate for any diminution of the assets thereof resulting therefrom and will indemnify and hold harmless Lessee and each Indemnitee against any claims incurred or suffered by any such Person and any reduction in amounts payable out of, or diminution in the assets of, the Trust Estate or the Indenture Estate resulting from any such Trustee's Lien attributable to it.
For purposes of this paragraph, "Trustee's Lien" means any Lien or disposition of title attributable to Indenture Trustee in its individual capacity (and not as Indenture Trustee), Pass Through Trustee in its individual capacity (and not as Pass Through Trustee) or Subordination Agent in its individual capacity (and not as Subordination Agent) on or in respect of (as the case may be) the Engine or any other portion of the Trust Estate or the Trust Indenture Estate arising as a result of (i) Claims against such Person not related to its interest in the Engine or the administration of the Trust Estate or the Trust Indenture Estate pursuant to the Indenture, whether under Section 9-207(2)(e) of the Uniform Commercial Code or otherwise, (ii) acts or omissions of such Person not contemplated hereunder or under the other Operative Documents, or acts or omissions of such Person which are in violation of any of the Operative Documents, or (iii) Taxes imposed on or Claims against such Person which are excluded from indemnification by Lessee, or (iv) Claims against such Person arising out of the voluntary or involuntary transfer by such Person of all or any portion of its interest in the Engine, the Trust Estate, the Trust Indenture Estate or the Operative Documents (except a Claim resulting from the exercise of remedies under and in accordance with the Indenture or for a transfer provided for in the Operative Documents).

          Each of the Original Head Lessee and Parent Guarantor severally covenants and agrees with each other party hereto that it shall not cause or permit to exist a Sublessor's Lien (as defined in the Sublease) attributable to it or other Lien or disposition of title created by or through Original Head Lessee, Parent Guarantor or any Affiliate of either thereof which would have constituted a Sublessor's Lien had the Sublease remained in effect with respect to the Engine or any other portion of the Trust Estate or the Indenture Estate. Each of the Original Head Lessee and Parent Guarantor severally agrees that it will promptly, at its own expense (and without any right of indemnification or reimbursement from Lessee), take such action as may be necessary duly to discharge any such Sublessor's Lien attributable to it or other Lien or disposition of title created by or through Original Head Lessee, Parent Guarantor or any Affiliate of either thereof which would have constituted a Sublessor's Lien had the Sublease remained in effect and to make restitution to the Trust Estate and the Indenture Estate for any diminution of the assets thereof resulting therefrom and will indemnify and hold harmless Lessee and each Indemnitee against any claims incurred or suffered by any such Person and any reduction in amounts payable out of, or diminution in the assets of, the Trust Estate or the Indenture Estate resulting from any such Sublessor's Lien attributable to it or other Lien or disposition of title created by or through Original Head Lessee, Parent Guarantor or any Affiliate of either thereof which would have constituted a Sublessor's Lien had the Sublease remained in effect.

          In no event will Lessee be liable for any Claims resulting from, pertaining to, arising from, or related to the granting, creation or existence of a Lessor's Lien, a Head Lessor's Lien, a Lenders' Lien, or a Sublessor's Lien or other Lien or disposition of title created by or through Original Head Lessee, Parent Guarantor or any Affiliate of either thereof which would have constituted a Sublessor's Lien had the Sublease remained in effect.

          The Parent Guarantor covenants and agrees that it shall cause the Original Head Lessee to perform its obligations under this Section 13.

           SECTION 14. Certain Additional Provisions Relating to Original Head Lessee, Parent Guarantor, Trust Company, Owner Trustee and Owner Participant.
(a) Each of Owner Participant and Trust Company hereby agrees with Lessee and Indenture Trustee (i) to comply with the terms of the Trust Agreement, (ii) not to amend, supplement, or otherwise modify the Trust Agreement except in accordance with the terms thereof, and (iii) not to terminate or revoke the Trust Agreement except in accordance with the terms thereof.

          (b) Notwithstanding anything to the contrary in the Trust Agreement, but subject always to the provisions of Section 14(c) hereof, Owner Participant shall not consent to or direct a change in the situs of the Trust Estate so long as a successor Owner Trustee meeting the requirements of the Trust Agreement is reasonably available at the present situs of the Trust Estate (A) unless the Indenture Trustee, the Original Head Lessee and Lessee shall have been given [45 days'] prior notice thereof and (B) if, within [45 days] after notice of such a proposed change is given to Lessee and the Original Head Lessee, either (1) Lessee or Original Head Lessee delivers to Owner Participant and Owner Trustee (at the expense of Owner Participant) an opinion of counsel, which counsel shall be reasonably satisfactory to Owner Participant and Owner Trustee, to the effect that such proposed change in the situs of the Trust Estate would have an adverse effect on the rights or obligations of Lessee or Original Head Lessee or (2) Lessee or Original Head Lessee delivers to Owner Participant and Owner Trustee (at the expense of Owner Participant) an opinion of counsel, which counsel shall be reasonably satisfactory to Owner Participant and Owner Trustee, to the effect that such proposed change in the situs of the Trust Estate would cause an increase in the amount for which Lessee may be required to indemnify any Person pursuant to the provisions of Section 10 of the Lease or for which Original Head Lessee is required to indemnify any Person pursuant to the provisions of the Amended and Restated Head Lease TIA, unless any and all Persons entitled to indemnification pursuant to such Section 10 of the Lease or applicable provision of the Amended and Restated Head Lease TIA shall waive indemnification under Section 10 of the Lease or applicable provision of the Amended and Restated Head Lease TIA for any adverse tax or other consequences to it of such a change in the situs of the Trust Estate, and (C) unless Indenture Trustee receives from Owner Participant an opinion of counsel, which counsel shall be reasonably satisfactory to Indenture Trustee, to the effect that such proposed change in the situs of the Trust Estate would not have an adverse effect on the validity or priority of the Lien of the Indenture and that such Uniform Commercial Code and FAA filings as are required to maintain the validity and priority of the Lien of Indenture have been made.

          (c) Owner Participant agrees that if, at any time, the Trust Estate has become, or in Lessee's good faith opinion will become, subject to any Taxes for which it is indemnified pursuant to Section 10 of the Lease and if, as a consequence thereof, Lessee should request that the situs of the trust be moved to another state in the United States of America from the state in which it is then located, the situs of the trust shall be moved and Owner Participant will take whatever action may be requested by Lessee that is reasonably necessary to accomplish such removal; provided that (A) Lessee shall provide such additional tax indemnification with respect to such change of situs [and request of Lessee] as Original Head Lessee, Owner Participant or the Indenture Trustee [(subject to the exclusions set forth in Section 10(b) of the Lease and the exclusions in Section [-] of the Amended and Restated Head Lease TIA)] may reasonably request, (B) promptly after notice thereof Owner Participant has not notified Lessee and provided reasonable evidence of an adverse effect on Owner Participant's rights or obligations under the Trust Agreement, (C) Indenture Trustee shall have received an opinion of counsel selected by Lessee, which counsel shall be reasonably satisfactory to Indenture Trustee, to the effect that the validity and priority of the Lien of the Indenture Estate will not be adversely affected by such action, and that such Uniform Commercial Code and FAA filings as are required to maintain the validity and the priority of the Lien of the Indenture have been made, (D) Owner Participant and Indenture Trustee shall have received an opinion or opinions of counsel [selected by Owner Participant] to the effect that, with customary exceptions, (I) the trust, as thus removed, shall remain a validly established trust, (II) any amendments to the Trust Agreement or the Indenture necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the legal, valid and binding obligations of such parties, enforceable in accordance with their terms, (III) if such removal involves the replacement of Owner Trustee, an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to Indenture Trustee and to Owner Participant covering the matters described in the opinion described in Section 3(j) hereof, and (IV) covering such other matters as Owner Participant or the Indenture Trustee may reasonably request, and (E) Lessee shall indemnify and hold harmless [on an after tax basis] Owner Trustee, Owner Participant [and their respective Affiliates] and Indenture Trustee against any and all reasonable and actual costs and expenses including reasonable attorneys' fees and disbursements, registration, recording or filing fees and [other Taxes] incurred by Owner Trustee, Owner Participant [and their respective Affiliates], or Indenture Trustee in connection with such change of situs and shall indemnify and hold harmless Owner Participant [, Owner Trustee and their respective Affiliates] [on an after tax basis] [(subject to the exclusions set forth in Section 10(b) of the Lease [and Section [-] of the Amended and Restated Sublease TIA])] from and against any Taxes that would not have been imposed in the absence of such change in situs. [In no event shall any change in situs of the trust affect Original Head Lessee's rights or obligations under the Amended and Restated Head Lease TIA.]

          (d) Owner Trustee or any successor may resign or be removed by Owner Participant, a successor Owner Trustee may be appointed, and a corporation may become Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article X of the Trust Agreement. Owner Participant agrees promptly to appoint a successor Owner Trustee in the event that Owner Participant has actual knowledge that Owner Trustee is not in compliance with its covenants contained herein. No successor Owner Trustee shall be appointed unless Lessee and Indenture Trustee shall have given written consent thereto, which consent shall not be unreasonably withheld. Owner Participant will not instruct Owner Trustee to terminate any Operative Document or take any action thereunder in violation of the terms thereof. Owner Participant shall not transfer any interest in the Trust Estate except in compliance with Section 10 hereof and the Trust Company shall not permit Owner Trustee to engage in any business other than owning and leasing the Engine as contemplated hereby. Lessee shall pay expenses [on an after tax basis] relating to the resignation or, if requested by Lessee, the removal of Owner Trustee, provided that the Owner Participant shall pay expenses relating to the removal of the Owner Trustee, if such removal was solely at the request of the Owner Participant.

          (e) The Original Head Lessee and the Parent Guarantor jointly and severally covenants that after the Restatement Date the Trust Estate, the Engine and each Part shall be free and clear of any Lien or disposition of title created by or through Original Head Lessee, Parent Guarantor or any Affiliate of either thereof which would have constituted a Sublessor's Lien had the Sublease remained in effect.

           SECTION 15. Certain Retained Rights and Releases. (a) Each of Owner Trustee, Indenture Trustee and Owner Participant hereby agrees to and confirms that they are bound by the assignments, delegations, releases and amendments set forth in or contemplated by Lease Amendment No. 1.

          (b) Each of Parent Guarantor, Original Head Lessee and Lessee agree as amongst themselves that the following rights, benefits, obligations and liabilities (such rights, benefits, obligations and liabilities, [together with the rights and obligations under Section 15(c) below,] are, collectively, the "Retained Sublease Rights and Obligations"), shall survive the termination of the Sublease: (i) Original Head Lessee and Parent Guarantor shall retain all rights and benefits, and Sublessee shall remain liable for all of its obligations, under Sections 10 and 13 of the Sublease with respect to the period [on or] prior to the Restatement Date and each of Parent Guarantor, Original Head Lessee and Lessee shall retain all rights and liabilities under any provision of the Sublease which by the express terms thereof survives the termination or expiration thereof (including, without limitation, any such liability arising on or after the Restatement Date under the Sublease in respect of the period prior to, or acts or omissions or circumstances arising prior to, the Restatement Date), (ii) all rights, benefits, obligations and liabilities under the Sublease TIA and (iii) Original Head Lessee shall remain liable to Sublessee under the Sublease for Sublessor's Liens (as therein defined); all of which rights, benefits, obligations and liabilities shall expressly survive the termination of the Sublease. In furtherance of the foregoing, it is agreed that Original Head Lessee shall continue to be liable to the Sublessee as and to the extent provided hereunder for removal of Sublessor's Liens, if any, in existence on the Restatement Date.

          (c) Each of the Lessee, Owner Trustee and Owner Participant agree as among themselves that the following rights, benefits, obligations and liabilities shall survive the termination of the Sublease: Owner Trustee, Owner Participant and the other Indemnitees (as such term is defined in the Sublease) shall retain all rights and benefits, and Sublessee shall remain liable for all of its obligations under Section[s 10 and] 13 of the Sublease with respect to the period on or prior to the Restatement Date and each of Lessee, Owner Trustee and Owner Participant shall retain all rights and liabilities under any provision of the Sublease which by its express terms thereof survives the termination thereof (including, without limitation, any such liability arising on or after the Restatement Date under the Sublease in respect of the period prior to, or acts or omissions or circumstances arising prior to, [or on] the Restatement Date), all of which rights, benefits, obligations and liabilities shall expressly survive the termination of the Sublease. In furtherance of the foregoing, it is agreed by Sublessee that the indemnities contained in Section[s 10 and] 13 of the Sublease are expressly made for the benefit of and shall be enforceable by each Indemnitee (as such term is defined in the Sublease).

          (d) It is expressly understood and agreed by each of the parties hereto that the Original Head Lessee and the Parent Guarantor shall, as of the Restatement Date, have no liabilities or obligations under the "Operative Documents" (as defined in the Original Lease) (as in effect immediately prior to the Restatement Date) and are released from all such obligations and liabilities, except the Original Head Lessee and the Parent Guarantor pursuant to the Parent Head Lease Guaranty (i) shall continue to be liable to the parties hereto for the removal of any Sublessor's Liens, and (ii) (without releasing Sublessor as provided in the Sublease) each of the Original Head Lessee, the Parent Guarantor, the Owner Trustee, the Indenture Trustee and the Owner Participant agree as among themselves that all rights, benefits, obligations and liabilities under Sections 7(c) and 7(d) of the Participation Agreement with respect to the period [on or] prior to the Restatement Date and under any other provision of the Participation Agreement which by the express terms thereof survives the termination thereof (including, without limitation, any such liability arising on or after the Restatement Date under the Participation Agreement in respect of the period prior to, or acts or omissions or circumstances arising prior to, [or on] the Restatement Date) shall survive the termination of the Participation Agreement, the Original Lease and the Parent Head Lease Guaranty, all of which rights, benefits, obligations and liabilities shall expressly survive the termination of the Participation Agreement (the foregoing rights, benefits, obligations and liabilities of Parent Guarantor and Original Head Lessee, are, collectively, the "Retained Head Lease Rights and Obligations"). In furtherance of the foregoing, the parties hereto consent and agree that the Parent Guarantor is hereby released from any and all "Obligations" under and as defined in the Parent Head Lease Guaranty, except in respect of the Retained Head Lease Rights and Obligations and except in respect of the Amended and Restated Head Lease TIA, the "Obligations" in respect of which shall continue in full force and effect in accordance with the Parent Head Lease Guaranty and are hereby ratified and confirmed by the Parent Guarantor.

           SECTION 16. Certain Additional Obligations of the Lessee, the Owner Trustee, the Owner Participant and the Indenture Trustee. Each of Lessee, Owner Trustee, Owner Participant and Indenture Trustee hereby covenants and agrees for the benefit of each other that it will be bound by the terms of the other Operative Documents to which it or its applicable trustee is a party, and comply with and perform its agreements, covenants and indemnities set forth in the other Operative Documents to which it or its applicable trustee is a party, as amended, supplemented or otherwise modified from time to time as permitted hereby.

           SECTION 17. Lessee Protection of Title. Each of the Owner Trustee and the Indenture Trustee agrees to execute and deliver such documents or other instruments as the Lessee may reasonably request to enable the Lessee to perform its obligations under Section 15 of the Lease for the benefit of such Person.

          SECTION 18.  Jurisdictional and Related Matters.

          (a) Jurisdiction. Each of Owner Participant, Owner Trustee, Trust Company, Indenture Trustee, Original Head Lessee, Parent Guarantor and Lessee
(i) hereby irrevocably submits for itself and its property to the nonexclusive jurisdiction of the courts of the State of New York in New York County, and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Lease or any other Operative Document or any of the transactions contemplated hereby or thereby, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, any immunity (including, without limitation, sovereign immunity), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement, the Lease or any other Operative Document or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.

          (b) Service of Process. Lessee generally consents to service of process by registered mail, return receipt requested, addressed to it at 4000 East Sky Harbor Blvd., Phoenix, Arizona 85034 or such other office of Lessee as from time to time may be designated by Lessee in writing to Owner Trustee, Original Head Lessee, Owner Participant and Indenture Trustee. Parent Guarantor hereby appoints Paul, Hastings, Janofsky & Walker LLP, Attention:
John Howitt/Leigh Ryan, located at 399 Park Avenue, New York, New York 10022, as its agent for service of process, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent or such other office of Parent Guarantor or such other agent, as from time to time may be designated by Parent Guarantor in writing to Owner Trustee, Owner Participant and Indenture Trustee. Original Head Lessee hereby generally consents to service of process by registered mail, return receipt requested, addressed to it at c/o GPA Corporation, 83 Wooster Heights Road, Danbury, Connecticut 06810 or such other office of Original Head Lessee as from time to time may be designated by Original Head Lessee in writing to Owner Trustee, Owner Participant and Indenture Trustee. Owner Participant generally consents to service of process by registered mail, return receipt requested, addressed to it at [______________________________________________] or such other office of Owner Participant as from time to time may be designated by Owner Participant in writing to Owner Trustee, Original Head Lessee, Lessee and Indenture Trustee. Owner Trustee generally consents to service of process by registered mail, return receipt requested, addressed to it at Rodney Square North, 1100 North Market Street, Wilmington,

Delaware 19890-0001 or such other office of Owner Trustee as from time to time may be designated by Owner Trustee in writing to Owner Participant, Original Head Lessee, Lessee and Indenture Trustee. Indenture Trustee generally consents to service of process by registered mail, return receipt requested, addressed to it at 777 Main Street CTMO 0238, Hartford, Connecticut 06115 or such other office of Indenture Trustee as from time to time may be designated in writing to Owner Participant, Original Head Lessee, Owner Trustee and Lessee.

          (c) Judgments. A final judgment (the enforcement of which has not been stayed) against Owner Participant, Owner Trustee, Lessee, Original Head Lessee, Parent Guarantor and Indenture Trustee obtained in any suit in the court of the State of New York in New York County or in the United States District Court for the Southern District of New York shall be conclusive, and, to the extent permitted by applicable law, may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of Lessee therein described; provided that the plaintiff at its option may bring suit, or institute other judicial proceedings against, Lessee or any of its assets in the courts of any country or place where Lessee or such assets may be found.

           SECTION 19. Limitation on Recourse. The provisions of Section 2.03 of the Indenture are hereby incorporated herein by reference mutatis mutandis as fully and with the same force and effect as if set forth in full.

           SECTION 20. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and shall be sent to the Original Head Lessee, the Parent Guarantor, Lessee, the Owner Participant, the Owner Trustee, the Pass Through Trustee, the Subordination Agent or the Indenture Trustee, at their respective addresses or facsimile numbers set forth below the signatures of such parties at the foot of this Agreement and any such notice shall become effective when received.


           SECTION 21. Expenses. (a) Subject to receipt by the Original Head Lessee of invoices therefor in reasonable detail prior to the Restatement Date, all of the reasonable out-of-pocket costs, fees and expenses incurred by the Lessee, the Owner Trustee, the Owner Participant, the Pass Through Trustee, the Subordination Agent, the Liquidity Provider, the Indenture Trustee and the Original Certificate Holders in connection with the transactions contemplated by this Agreement, the other Operative Documents, the Lease, the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Underwriting Agreement (except, in each case, as otherwise provided therein) shall be paid on or prior to the

Closing by the Original Head Lessee, including, without limitation:

          (1) the reasonable fees, expenses and disbursements allocable to the Equipment Notes issued under the Indenture of (A) Shipman & Goodwin LLP, special counsel for the Pass Through Trustee, the Subordination Agent and the Indenture Trustee, (B) Morris, James, Hitchens & Williams, special counsel for the Owner Trustee, (C) Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma and (D) Milbank, Tweed, Hadley & McCloy, special counsel for the Underwriters;

          (2) the reasonable fees, expenses and disbursements of Hunton & Williams, special counsel for the Owner Participant;

          (3) the fees, expenses and disbursements of Andrews & Kurth L.L.P. and Latham & Watkins, special counsel for the Lessee;

          (4)  underwriting fees and commissions;

          (5) the initial fees and expenses of the Liquidity Provider, the Pass Through Trustee, the Indenture Trustee, the Owner Trustee and the Subordination Agent;

          (6) the costs of filing and recording documents with the FAA and filing Uniform Commercial Code financing statements in the United States of America; and

          (7) the reasonable fees, expenses and disbursements of White & Case, special counsel for the Liquidity Provider.

          (b) In the event that the transactions contemplated by this Section 21 and the agreements referred to herein are not consummated, the Original Head Lessee shall bear and pay all costs, expenses and fees referred to in this
Section 21.

          (c) The Lessee agrees to pay the amounts it is obligated to pay under Section 21(j) of the Lease.

           SECTION 22. Reliance of Liquidity Provider. Each of the parties hereto agrees and acknowledges that the Liquidity Provider shall be a third party beneficiary of each of the representations and warranties made herein by such party, and that the Liquidity Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to the Liquidity Provider directly. The terms of this Agreement shall inure to the benefit of the Liquidity Provider, its successors and permitted assigns.

           SECTION 23. Miscellaneous. Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Original Lessee, the Parent Guarantor, the Lessee, the Owner Trustee, the Indenture Trustee, the Owner Participant, the Subordination Agent and the Pass Through Trustee, and the Original Lessee's, the Parent Guarantor's, the Lessee's, the Owner Trustee's, the Indenture Trustee's, the Owner Participant's, the Subordination Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the expiration or other termination of this Agreement. This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by each [other] party hereto [affected thereby]; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to each party hereto. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Original Head Lessee and its successors and permitted assigns, the Parent Guarantor and its successors and permitted assigns, the Lessee and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Indenture Trustee and its successors as Indenture Trustee (and any additional Indenture Trustee appointed) under the Indenture, the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement, the Owner Trustee and its successors as Owner Trustee under the Trust Agreement, and the Owner Participant and its successors and permitted assigns. No purchaser or holder of any Equipment Notes shall be deemed to be a successor or assign of any holder of the Original Certificates.

          (b) Upon the release of the Engine from the lien of the Indenture and the termination of the Indenture pursuant to and in accordance with Section
10.01 thereof, each requirement in the Operative Documents that the consent of Indenture Trustee be obtained or that such Person be given notice shall be of no further force and effect.

          (c) The Lessee agrees for the express benefit of each of the Indenture Trustee to perform its obligations under Section 8(k) of the Lease.

          (d) The parties hereto agree for the benefit of the Lessee that the Lessee can rely on the options, elections, determinations, consents, approvals, waivers and notices given, exercised or made by the Owner Trustee under the Lease to the extent reserved to the Owner Trustee pursuant to Section 5.10(d) of the Indenture.

          (e) Notwithstanding anything to the contrary in any Operative Document, the parties hereto hereby agree that the Put Termination Agreement and the Deed of Indemnity (as such terms are defined herein) shall not constitute Operative Documents or Financing Documents.

           SECTION 24. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers there unto duly authorized as of the day and year first above written.


                         AMERICA WEST AIRLINES, INC.


                         By:
                            ---------------------------------------
                            Name:
                            Title:

                         Address:     4000 East Sky Harbor Blvd.
                                      Phoenix, Arizona  85034

                         Telex:       755089 (Answerback: AMERWEST)
                         Telephone:   (602) 693-5785
                         Telecopier:  (602) 693-5904
                         Attention:   Senior Vice President -
                                        Legal Affairs


                         GPA LEASING USA I, INC.


                         By:
                            ---------------------------------------
                            Name:
                            Title:

                         Address:     c/o GPA Corporation
                                      83 Wooster Heights Road
                                      Danbury, Connecticut 06810

                         Telephone:   (203) 830-4760
                         Telecopier:  (203) 830-4764
                         Attention:   Company Secretary


                         GPA GROUP plc


                         By:
                            ---------------------------------------
                            Name:
                            Title:

                         Address:     GPA House
                                      Shannon, County Clare, Ireland
                         Telephone:   011-353-61360-051
                         Telecopier:  011-353-61360-000
                         Attention:   Company Secretary

                         WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee


                         By:
                            ---------------------------------------
                            Name:
                            Title:

                         Address:     Rodney Square North
                                      1100 North Market Street
                                      Wilmington, Delaware 19890-0001
                         Telephone:   (302) 651-1000
                         Telecopier:  (302) 651-8882
                         Attention:   Corporate Trust Administration


                         [Owner Participant]


                         By:
                            ---------------------------------------
                            Name:
                            Title:

                         Address:

                         Telephone:
                         Telecopier:
                         Attention:


                         FLEET NATIONAL BANK, not in its individual capacity, except as otherwise provided herein, but solely as Indenture Trustee


                         By:
                            ---------------------------------------
                            Name:
                            Title:

                         Address:     777 Main Street
                                      CTMO 0238
                                      Hartford, Connecticut 06115
                         Telephone:   (860) 986-4545
                         Telecopier:  (860) 986-7920
                         Attention:   Corporate Trust Administration

                         FLEET NATIONAL BANK, not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent


                         By:
                             ---------------------------------------
                             Name:
                             Title:

                         Address:     777 Main Street
                                      CTMO 0238
                                      Hartford, Connecticut 06115
                         Telephone:   (860) 986-4545
                         Telecopier:  (860) 986-7920
                         Attention:   Corporate Trust Administration


                         FLEET NATIONAL BANK, not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee


                         By:
                             ---------------------------------------
                             Name:
                             Title:

                         Address:      777 Main Street
                                       CTMO 0238
                                       Hartford, Connecticut 06115
                         Telephone:    (860) 986-4545
                         Telecopier:   (860) 986-7920
                         Attention:    Corporate Trust Administration

                                                                   SCHEDULE I to
                                                             Refunding Agreement


                         PASS THROUGH TRUST AGREEMENTS

1. Pass Through Trust Agreement, dated as of November __, 1996, among America West Airlines, Inc. and Fleet National Bank, as supplemented by Trust Supplement No. 1996-1A, dated November __, 1996.

2. Pass Through Trust Agreement, dated as of November __, 1996, among America West Airlines, Inc. and Fleet National Bank, as supplemented by Trust Supplement No. 1996-1B, dated November __, 1996.

3. Pass Through Trust Agreement, dated as of November __, 1996, among America West Airlines, Inc. and Fleet National Bank, as supplemented by Trust Supplement No. 1996-1C, dated November __, 1996.

4. Pass Through Trust Agreement, dated as of November __, 1996, among America West Airlines, Inc. and Fleet National Bank, as supplemented by Trust Supplement No. 1996-1D, dated November __, 1996.

5. Pass Through Trust Agreement, dated as of November __, 1996, among America West Airlines, Inc. and Fleet National Bank, as supplemented by Trust Supplement No. 1996-1E, dated November __, 1996.

                                                                 SCHEDULE II to
                                                             Refunding Agreement



           EQUIPMENT NOTES, PASS THROUGH TRUSTS AND PURCHASE PRICE

                            Interest Rate        Principal           Purchase
Pass Through Trusts         and Maturity          Amount              Price
-------------------         -------------         ------              -----

                                                                 SCHEDULE III to
                                                             Refunding Agreement


                           HOLDERS OF EQUIPMENT NOTES

                              Payment Instructions

                                                                    EXHIBIT A to
                                                             REFUNDING AGREEMENT


                         TRANSFEREE'S PARENT GUARANTEE
                               [GPA 1991 AWA-E1]

          TRANSFEREE'S PARENT GUARANTEE [GPA 1991 AWA-E1], dated as of ____________ by _________________, a ________________________ corporation
("Guarantor") to and for the benefit of Indenture Trustee (individually and as trustee), the Original Head Lessee, Owner Trustee and Lessee referred to in the Refunding Agreement described below (collectively, together with their permitted successors and assigns, "Beneficiaries" and, individually, a "Beneficiary").

                                  WITNESSETH:

          WHEREAS, [______________________], a Delaware corporation ("Transferor"), is the Owner Participant under that certain Refunding Agreement [GPA 1991 AWA-E1], dated as of November __, 1996 among Lessee, Original Head Lessee, Parent Guarantor, Owner Trustee, Transferor, Pass Through Trustee, Subordination Agent and Indenture Trustee, as amended, modified or supplemented from time to time (the "Refunding Agreement");

          WHEREAS, Transferor wishes to transfer, except to the extent expressly reserved to Transferor, all of its right, title and interest in and to the Refunding Agreement, the Trust Estate, the other Operative Documents to which Transferor is a party, certain other agreements, instruments and documents in its capacity as Owner Participant under the Refunding Agreement and all proceeds therefrom as set forth in the Assignment and Assumption Agreement dated the date hereof between Transferor and _____________________, a ________________________ corporation ("Transferee"); and

          WHEREAS, the terms of the Refunding Agreement provide that the aforementioned transfer is conditioned upon the execution and delivery of this Guarantee by Guarantor;

          NOW, THEREFORE, Guarantor hereby agrees with and for the benefit of Beneficiaries as follows:

          1. Definitions. As used in this Guarantee, terms defined in the Refunding Agreement are used herein as therein defined, unless otherwise defined herein.

          2.   Guarantee.

          (a) Guarantor hereby unconditionally and irrevocably guarantees to Beneficiaries and their respective successors, endorsees, transferees and assigns, the prompt and complete payment by Transferee when due (whether at the stated maturity, by acceleration or otherwise) of, and the faithful performance of, and compliance with, all payment obligations of Transferee under the Refunding Agreement, the Amended and Restated Head

Lease TIA and each other Operative Document to which Owner Participant is a party and each other Operative Document to which Transferee is a party or by which either is bound (collectively, the "Relevant Documents"), strictly in accordance with the terms thereof and the timely performance of all other obligations of Transferee thereunder (such payment and other obligations, the "Obligations"), and Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) that may be paid or incurred by Beneficiaries in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guarantee.

          (b) No payment or payments made by Transferee, Guarantor, any other guarantor or any other Person or received or collected by any Beneficiary from Transferee, Guarantor, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder until the Obligations are paid and performed in full.

          (c) If for any reason any Obligation to be performed or observed by Transferee (whether affirmative or negative in character) shall not be observed or performed, or if any amount payable by Transferee referred to in Section 1(a) hereof shall not be paid promptly when due and payable, Guarantor shall promptly perform or observe or cause to be performed or observed each such Obligation or undertaking and shall forthwith pay such amount at the place and to the person or entity entitled thereto pursuant to the Relevant Documents regardless of whether or not Lessee, Original Head Lessee, Owner Trustee, Pass Through Trustee, Subordination Agent, Indenture Trustee, or anyone on behalf of any of them shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against Transferee or any other person or entity to compel any such performance or to collect all or any part of such amount pursuant to the provisions of the Relevant Documents or at law or in equity, or otherwise, and regardless of any other condition or contingency.

          3. No Subrogation. Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by any Beneficiary, Guarantor shall not be entitled to be subrogated to any of the rights of any Beneficiary against Transferee or any collateral, security or guarantee or right of set-off held by any Beneficiary for the payment of the Obligations, nor shall Guarantor seek or be entitled to seek any reimbursement from Transferee in respect of payments made by Guarantor hereunder, until all amounts and performance owing to Beneficiaries by Transferee on account of the Obligations are paid and performed in full.

          4. Amendments, etc., with respect to the Obligations; Waiver of Rights. The Guarantor shall remain fully obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment or performance of any of the Obligations made by any Beneficiary may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary and any Relevant Document and/or any collateral security document or other guarantee or document in connection therewith, may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any beneficiary for the payment or performance of the Obligations may be sold, exchanged, waived, surrendered or released. No beneficiary shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, a Beneficiary may, but shall be under no obligation to, make a similar demand on the Transferee or any other guarantor, and any failure by a Beneficiary to make any such demand or to collect any payments from the Transferee or any such other guarantor or any release of the Transferee or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Beneficiary against the Guarantor. For purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings. The Guarantor represents and warrants that it owns, directly or indirectly, at least the portion of the capital stock of the Transferee required by the Refunding Agreement and that, except as otherwise provided in Section 5 hereof, its obligations hereunder shall continue unimpaired, even if the Guarantor no longer owns, directly or indirectly, such portion of the capital stock of the Transferee.

          5. Transfer of Interest in Transferee. Guarantor shall not assign, convey or otherwise transfer to any person (a) any of its interest in Transferee unless in connection therewith, Guarantor assigns its rights and obligations hereunder to a guarantor which meets the requirements of Section 10 of the Refunding Agreement; provided that nothing contained in this Section 5 shall be construed to prohibit any merger, consolidation or other corporate restructuring of Transferee or Guarantor so long as the resulting corporation meets the requirements of Section 10 of the Refunding Agreement and assumes the obligations of the corporation merged or consolidated into.

          6. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Beneficiary upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Transferee or the Guarantor and any Beneficiary shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Transferee or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and performance (and not merely of collectibility) without regard to (a) the validity, regularity or enforceability of any Relevant Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Beneficiary, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Transferee against any Beneficiary, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Transferee or the Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Transferee for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Transferee or any other person or entity or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Beneficiary to pursue such other rights or remedies or to collect any payments from the Transferee or any such other person or entity or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Transferee or any such other person or entity or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Beneficiary against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Beneficiaries, and their respective successors, endorsees, transferees and assigns, until all of the Obligations and the Obligations of the Guarantor under this Agreement shall have been satisfied by payment and performance in full. The Guarantor further agrees that, without limiting the generality of this Guarantee, if any Beneficiary (or any assignee thereof) shall be prevented by applicable law from exercising its remedies

(or any of them) against the Transferee under any Operative Document, such Beneficiary (or any assignee thereof) shall be entitled to receive hereunder from the Guarantor, upon demand therefor, the sums that would have otherwise been due from the Transferee had such remedies been able to be exercised.

          7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Transferee or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Transferee or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made. The Guarantor shall not commence any "case" (as defined in Title 11 of the United States Code) against the Transferee.

          8. Payments. The Guarantor hereby guarantees that payments hereunder shall be paid without set-off, counterclaim, deduction or withholding, and shall be made in U.S. Dollars.

          9. Representations and Warranties. The Guarantor hereby represents and warrants that:

          (a) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

          (b) the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

          (c) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

          (d) the execution, delivery and performance of this Guarantee will not violate any provision of any requirement of law or contractual obligation of the Guarantor and will not result in or require the creation or imposition of any lien on any of the properties or revenues of the Guarantor pursuant to any requirement of law or contractual obligation of the Guarantor;

          (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

          (f) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or any of the transactions contemplated hereby or (ii) that could have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor;

          (g) the balance sheet of the Guarantor as at _________________ and the related statement of income and retained earnings for the fiscal year then ended (copies of which have heretofore been furnished to each Beneficiary) have been prepared in accordance with generally accepted accounting principles applied consistently throughout the period involved, are complete and correct and present fairly the financial condition of the Guarantor as at such date and the results of its operations for such fiscal year; since such date there has been no material adverse change in the business, operations, property or financial or other condition of the Guarantor; the Guarantor has no material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing statements or in the notes thereto; and

          (h) the Guarantor is a bank, trust company or other like regulated financial institution, or a corporation with a net worth of at least $60,000,000.

          10. Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11. No Waiver: Cumulative Remedies. No Beneficiary shall by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by a Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Beneficiary would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          12. Integration. This Guarantee represents the entire agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by any Beneficiary relative to the subject matter hereof not reflected herein.

          13. Amendments and Waivers. None of the terms or provisions of this Guarantee may be waived, amended or supplemented or otherwise modified except by a written instrument executed by Guarantor and each Beneficiary.

          14. Section Headings. The Section headings used in this Guarantee are for convenience of reference only and not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          15. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of Beneficiaries and their respective successors and assigns.

          16. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          17. Notices. All notices, requests and demands to or upon the Guarantor or any Beneficiary to be effective shall be in writing or by telegraph, telex or telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, two days after deposit in the postal system, first class postage pre-paid, or, in the case of telegraphic notice, when sent, answerback received, addressed to (a) in the case of the Guarantor, the address provided on the signature page hereof, and (b) in the case of any Beneficiary, the address provided for such party in the Refunding Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and the year first above written.

                         [NAME OF GUARANTOR]



                         By:
                             --------------------------
                             Title:

                                                                    EXHIBIT B to
                                                             REFUNDING AGREEMENT


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                               [GPA 1991 AWA-E1]

          ASSIGNMENT AND ASSUMPTION AGREEMENT [GPA 1991 AWA-E1] ("Assignment") dated as of _____________, between ______________, a ___________ corporation
("Assignor") and ________________, a __________ corporation ("Assignee")
entered into for the benefit of Indenture Trustee, Owner Trustee, Original Head Lessee and Lessee referred to in the Refunding Agreement mentioned below.

                                  WITNESSETH:

          WHEREAS, the parties hereto desire to effect (a) the transfer by Assignor to Assignee of all of the right, title and interest of the Assignor (except as reserved below) in, under and with respect to, among other things,
(i) the Refunding Agreement, dated as of November __, 1996, among American West Airlines, Inc., Assignor, GPA Leasing USA I, Inc., GPA Group plc, Wilmington Trust Company, as Owner Trustee, Fleet National Bank, as Pass Through Trustee, [______________________], Fleet National Bank, as Subordination Agent, and Fleet National Bank, as Indenture Trustee, as amended, modified or supplemented from time to time (the "Refunding Agreement"), (ii) the Trust Agreement identified in the Refunding Agreement, (iii) the Trust Estate (as defined in the Trust Agreement), (iv) the Amended and Restated Head Lease TIA identified in the Refunding Agreement, (v) the proceeds therefrom and (vi) the Indenture (as defined in the Refunding Agreement) and (b) the assumption by Assignee of the obligations of Assignor accruing thereunder;

          NOW, THEREFORE, it is hereby agreed as follows:

          1. Definitions. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Refunding Agreement. For purposes of this Assignment, the defined term "Operative Document" shall have the meaning ascribed thereto in the Refunding Agreement and shall be deemed to include the Amended and Restated Head Lease TIA.

          2. Assignment. Assignor has sold, conveyed, assigned, transferred and set over, and does hereby sell, convey, assign, transfer and set over, unto Assignee, as of the date hereof, all of its right, title and interest in, under and with respect to the Refunding Agreement, the Trust Agreement, the Trust Estate, the Amended and Restated Head Lease TIA, the Indenture, all of the other Operative Documents to which Assignor is a party or any other contract, agreement, document or instrument relating to the Trust Estate by which Assignor is bound, and any proceeds therefrom, together with all other documents and instruments evidencing any of such right, title and interest, except such rights of Assignor as have accrued to Assignor prior to the date hereof (including specifically, but without limitation, the right to receive any amounts due or accrued to Assignor under the Trust

Agreement as of a date prior to such date and the right to receive any indemnity payment pursuant to the Refunding Agreement or the Lease with respect to events occurring prior to such date).

          3. Assumption. Assignee hereby undertakes all of the duties and obligations of Assignor whenever accrued (other than duties and obligations of Assignor required to be performed by it on or prior to the date hereof under the Operative Documents to which Owner Participant is a party and any of the other Operative Documents by which Assignor is bound or any other contract, agreement, document or other instrument relating to the Trust Estate to which Assignor is a party or by which it is bound), pursuant to the Trust Agreement and any of the other Operative Documents by which Assignor is bound or any other contract, agreement, document or other instrument relating to the Trust Estate to which Assignor is a party or by which it is bound, and hereby confirms that it shall be deemed a party to the Trust Agreement and shall be bound by each of the other Operative Documents and each other contract, agreement, document or other instrument relating to the Trust Estate to which Assignor is a party or by which it is bound as if therein named as Trustor.

          4. Release of Assignor. Except for liabilities not assumed as provided in Section 3 hereof, upon the execution of this Assignment and Assumption Agreement, Assignor shall have no further duty or obligation under the Operative Documents to which Owner Participant is a party or under any of the other Operative Documents by which Assignor is bound or under any other contract, agreement, document or other instrument relating to the Trust Estate to which Assignor is a party or by which it is bound; provided, however, that Assignor shall in no event be released from any obligation under the Operative Documents with respect to Claims or other claims thereunder by or against Assignor which have accrued or been made prior to the date of transfer.

          5. Appointment as Attorney-in-Fact. In furtherance of the within assignment, Assignor hereby constitutes and appoints Assignee, and its successors and assign, the true and lawful attorneys of Assignor, with full power of substitution, in the name of Assignee or in the name of Assignor but on behalf of and for the benefit of and at the expense of Assignee, to collect for the account of Assignee all items sold, transferred or assigned to Assignee pursuant hereto; to institute and prosecute, in the name of Assignor or otherwise, but at the expense of Assignee, all proceedings that Assignee may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the items sold, transferred or assigned; to defend and compromise at the expense of Assignee any and all actions, suits or proceedings as to title to or interest in any of the property acquired by Assignee; and to do all such acts and things in relation thereto at the expense of Assignee as Assignee shall reasonably deem advisable. Assignor hereby acknowledges that this appointment is coupled with an interest and is irrevocable by Assignor in any manner or for any reason.

          6. Payments. Assignor hereby covenants and agrees to pay over to Assignee, if and when received following the date hereof, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of Assignor that, under Section 2 hereof, belong to Assignee, and Assignee hereby covenants and agrees to pay over to Assignor, if and when received following the date hereof, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of Assignee that, under
Section 2 hereof, belong to Assignor.

          7. Investment Purpose. Assignee hereby represents that it is acquiring the Trust Estate interests and other interests hereby assigned to it for its own account for the purpose of investment and not with a view to the distribution or resale of either thereof.

          8. Representations and Warranties. Assignee represents and warrants that:

          (a) it has all requisite power and authority and legal right to enter into and carry out the transactions contemplated hereby and to carry out and perform the transactions of Owner Participant as contemplated by the Operative Documents;

          (b)  [reserved];

          (c) on and as of the date hereof, the representations and warranties of Owner Participant set forth in Section 9 of the Refunding Agreement and as set forth in any other Agreement to which Owner Participant is a party are true and correct as to Assignee;

          (d) it is a permitted Transferee under Section 10 of the Refunding Agreement;

          (e)  Assignee has a net worth of not less than $60,000,000.


          9. Governing Law. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the day and year first above written.

                                   [ASSIGNOR]



                                   By:
                                      ----------------------
                                      Title:


                                   [ASSIGNEE]


                                   By:
                                      ----------------------
                                   Title:

                                                                    EXHIBIT C to
                                                             REFUNDING AGREEMENT



                               LIST OF COUNTRIES

                                   Australia
                                     Canada
                                    Denmark
                                    Finland
                                     France
                                    Germany
                                    Iceland
                                    Ireland
                                     Japan
                                   Luxembourg
                                  Netherlands
                                  New Zealand
                                     Norway
                                   Singapore
                                  South Korea
                                     Sweden
                                  Switzerland
                                 United Kingdom

                                  EXHIBIT D to
                              REFUNDING AGREEMENT



                       FORM OF INSURANCE BROKER'S REPORT